                                                                       Exhibit 4

                                                                  EXECUTION COPY

================================================================================

                           FIVE-YEAR CREDIT AGREEMENT

                          dated as of December 10, 2004

                             as AMENDED AND RESTATED

                               as of May 12, 2006

                                      among

                                HESS CORPORATION,

                            THE LENDERS PARTY HERETO,

                     AMERADA HESS OIL AND GAS HOLDINGS INC.,
                     HESS OIL VIRGIN ISLANDS CORPORATION and
                  AMERADA HESS INTERNATIONAL HOLDINGS LIMITED,
                       as initial Borrowing Subsidiaries,

                           JPMORGAN CHASE BANK, N.A.,
                            as Administrative Agent,

                             BANK OF AMERICA, N.A.,
                             BAYERISCHE LANDESBANK,
                                  BNP PARIBAS,
                                 CITIBANK, N.A.
                                       and
                         THE ROYAL BANK OF SCOTLAND PLC,
                            as Co-Syndication Agents

                                       and

                   THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. and
                            THE BANK OF NOVA SCOTIA,
                           as Co-Documentation Agents

                                   ----------

                          J.P. MORGAN SECURITIES INC.,
                    as Sole Lead Arranger and Sole Bookrunner

                                   ----------

                    $3,000,000,000 REVOLVING CREDIT FACILITY

================================================================================

                                TABLE OF CONTENTS

                                   ARTICLE I

                                  Definitions

SECTION 1.01.    Defined Terms.............................................    2
SECTION 1.02.    Classification of Loans and Borrowings....................   19
SECTION 1.03.    Terms Generally...........................................   19
SECTION 1.04.    Accounting Terms; GAAP....................................   20

                                   ARTICLE II

                                   The Credits

SECTION 2.01.    Commitments...............................................   20
SECTION 2.02.    Loans and Borrowings......................................   20
SECTION 2.03.    Requests for Revolving Borrowings.........................   21
SECTION 2.04.    Bid Procedure for Competitive Loans.......................   22
SECTION 2.05.    Letters of Credit.........................................   24
SECTION 2.06.    Funding of Borrowings.....................................   31
SECTION 2.07.    Interest Elections........................................   31
SECTION 2.08.    Termination, Reduction, Extension and Increase of
                    Commitments; Reduction of AHIHL Sublimit...............   32
SECTION 2.09.    Repayment of Loans; Evidence of Debt......................   36
SECTION 2.10.    Prepayment of Loans.......................................   36
SECTION 2.11.    Fees......................................................   37
SECTION 2.12.    Interest..................................................   39
SECTION 2.13.    Alternate Rate of Interest................................   40
SECTION 2.14.    Increased Costs...........................................   40
SECTION 2.15.    Break Funding Payments....................................   42
SECTION 2.16.    Taxes.....................................................   43
SECTION 2.17.    Payments Generally; Pro Rata Treatment; Sharing of
                    Set-offs...............................................   44
SECTION 2.18.    Mitigation Obligations; Replacement of Lenders............   45
SECTION 2.19.    Borrowing Subsidiaries....................................   46

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.    Corporate Existence and Power; Compliance with Law........   47
SECTION 3.02.    Corporate Authority.......................................   47
SECTION 3.03.    Enforceability............................................   48
SECTION 3.04.    Financial Condition.......................................   48

SECTION 3.05.    Litigation................................................   48
SECTION 3.06.    ERISA.....................................................   48
SECTION 3.07.    Environmental Matters.....................................   48
SECTION 3.08.    Federal Regulations.......................................   49
SECTION 3.09.    Investment Company Status.................................   49
SECTION 3.10.    Scheduled Debt............................................   49

                                   ARTICLE IV

                                   Conditions

SECTION 4.01.    Conditions to Effectiveness...............................   49
SECTION 4.02.    Conditions to Each Credit Event...........................   50
SECTION 4.03.    Conditions to Initial Borrowing by each
                    Borrowing Subsidiary...................................   50

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01.    Financial Statements and Other Information................   51
SECTION 5.02.    Notices of Material Events................................   53
SECTION 5.03.    Existence; Conduct of Business............................   54
SECTION 5.04.    Compliance with Contractual Obligations...................   54
SECTION 5.05.    Insurance.................................................   54
SECTION 5.06.    Compliance with Laws......................................   54
SECTION 5.07.    Use of Proceeds...........................................   54

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.    Liens.....................................................   55
SECTION 6.02.    Fundamental Changes.......................................   56
SECTION 6.03.    Restrictive Agreements....................................   57
SECTION 6.04.    Future Subsidiary Guaranties..............................   57
SECTION 6.05.    Capitalization Ratios.....................................   57
SECTION 6.06.    Leverage Ratio............................................   57
SECTION 6.07.    Covenants of AHIHL........................................   57

                                   ARTICLE VII

                                Events of Default

                                  ARTICLE VIII

                            The Administrative Agent

                                   ARTICLE IX

                                    Guarantee

                                    ARTICLE X

                                  Miscellaneous

SECTION 10.01.   Notices...................................................   65
SECTION 10.02.   Waivers; Amendments.......................................   66
SECTION 10.03.   Expenses; Indemnity; Damage Waiver........................   67
SECTION 10.04.   Successors and Assigns....................................   68
SECTION 10.05.   Survival..................................................   71
SECTION 10.06.   USA Patriot Act...........................................   71
SECTION 10.07.   Counterparts; Integration; Effectiveness..................   71
SECTION 10.08.   Severability..............................................   71
SECTION 10.09.   Right of Setoff...........................................   72
SECTION 10.10.   Governing Law; Jurisdiction; Consent to Service of
                    Process; Process Agent; Waiver of Immunity.............   72
SECTION 10.11.   WAIVER OF JURY TRIAL......................................   73
SECTION 10.12.   Headings..................................................   73
SECTION 10.13.   Confidentiality...........................................   73
SECTION 10.14.   Designation of AHIHL as a Guaranteed Borrowing
                    Subsidiary.............................................   74
SECTION 10.15.   AHIHL Debt................................................   74

SCHEDULES:

Schedule 2.01    Commitments
Schedule 2.05    LC Commitments
Schedule 3.10    Scheduled Debt
Schedule 6.01    Existing Liens

  EXHIBITS:

  Exhibit A      Form of Assignment and Acceptance
  Exhibit B      Form of Notes
  Exhibit C-1    Form of Opinion of Counsel to the Company
  Exhibit C-2    Form of Opinion of Local Counsel to the Borrowing Subsidiaries
  Exhibit D      Form of Notice of LC Activity
  Exhibit E      Form of Notice of LC Request
  Exhibit F-1    Form of Borrowing Subsidiary Agreement
  Exhibit F-2    Form of Borrowing Subsidiary Termination

                    FIVE-YEAR CREDIT AGREEMENT dated as of December 10, 2004, as
               AMENDED AND RESTATED as of May 12, 2006 (the "Agreement"), among HESS CORPORATION, a Delaware corporation (the "Company"); the LENDERS party hereto (the "Lenders"); AMERADA HESS OIL AND GAS HOLDINGS INC., a Cayman Islands exempted company incorporated with limited liability, HESS OIL VIRGIN ISLANDS CORPORATION, a U.S. Virgin Islands corporation, and AMERADA HESS INTERNATIONAL HOLDINGS LIMITED, a Cayman Islands exempted company incorporated with limited liability ("AHIHL"), as Borrowing Subsidiaries, and each other Borrowing Subsidiary from time to time party hereto; JPMORGAN CHASE BANK, N.A. ("JPMCB"), as Administrative Agent (in such capacity the "Administrative Agent"); Bank of America, N.A., Bayerische Landesbank, BNP Paribas, Citibank, N.A. and The Royal Bank of Scotland plc, as Co-Syndication Agents; and The Bank of Tokyo-Mitsubishi UFJ, Ltd. and The Bank of Nova Scotia, as Co-Documentation Agents.

          The Company and the Borrowing Subsidiaries (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) have requested that the Existing Credit Agreement be amended and restated in the form of this Agreement (a) to enable the Company and the Borrowing Subsidiaries to borrow on a revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date a principal amount not in excess of $3,000,000,000 at any time outstanding, (b) to establish procedures pursuant to which the Borrowers may invite the Lenders to bid on an uncommitted basis on borrowings by the Borrowers maturing on or prior to the Maturity Date and (c) to provide for the issuance by the Issuing Banks of Letters of Credit to support payment obligations of the Borrowers and their Subsidiaries. The proceeds of borrowings hereunder are to be used for general corporate purposes of the Company and its Subsidiaries, including the payment of dividends and distributions by the Company and its Subsidiaries, the financing of working capital requirements and the payment of maturing commercial paper, and the Letters of Credit issued hereunder are to be used for general corporate purposes of the Company and its Subsidiaries.

          The Lenders, the Administrative Agent, the Co-Syndication Agents and the Co-Documentation Agents have agreed to such amendment and restatement on the terms and subject to the conditions herein set forth.

          Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Accommodation Guaranty Indebtedness" shall have the meaning ascribed to it in Article VII(e).

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" has the meaning ascribed to it in the preamble to this Agreement.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agents" means the Administrative Agent, the Co-Syndication Agents and the Co-Documentation Agents.

          "AHIHL Capitalization Ratio" means, on any date, the ratio, expressed as a percentage, of (i) Total Consolidated Debt of AHIHL and its Consolidated Subsidiaries on such date to (ii) Total Capitalization of AHIHL and its Consolidated Subsidiaries on such date.

          "AHIHL Sublimit" means $300,000,000 or any other amount that the Company, AHIHL and each of the Lenders shall agree upon in writing from time to time.

          "Alternate Base Rate" means, for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day minus 1% per annum and
(b) the Federal Funds Effective Rate in effect on such day plus 1.50% per annum. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Margin" means, for any day, (a) with respect to any Eurodollar Revolving Loan of any Borrower other than AHIHL, the applicable rate per annum set forth below under the caption "Eurodollar Spread--Borrowers Other than AHIHL" based upon the Public Debt Ratings as set forth below, (b) with respect to any Eurodollar Revolving Loan of AHIHL, the applicable rate per annum set forth below under the caption "Eurodollar Spread --AHIHL" based upon the Public Debt Ratings as set forth below and (c) with respect to any ABR Revolving Loan of any Borrower, the Applicable Margin in effect on each day for Eurodollar Revolving Loans of such Borrower minus 1.00% (but not less than 0.00%):

 Public Debt Rating        Eurodollar Spread--Borrowers
 S&P/Moody's/Fitch               Other Than AHIHL         Eurodollar Spread--AHIHL
--------------------       ----------------------------   ------------------------
      Level I                          0.270%                       0.520%
> or = BBB+ / Baa1 / BBB+

      Level II                         0.400%                       0.650%
  BBB / Baa2 / BBB

      Level III                        0.525%                       0.775%
 BBB- / Baa3 / BBB-

      Level IV                         0.725%                       0.975%
   BB+ / Ba1 / BB+

      Level V                          0.950%                       1.200%
< BB+ / Ba1 / BB+

          "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, for any day, with respect to the Facility Fees, Utilization Fees or Fronting Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Facility Fee Rate", "Utilization Fee Rate" or "Fronting Fee Rate", as the case may be, based upon the Public Debt Ratings applicable on such date:

      Public Debt
Rating S&P/Moody's /Fitch   Facility Fee Rate   Utilization Fee Rate   Fronting Fee Rate
-------------------------   -----------------   --------------------   -----------------
Level I                           0.080%               0.050%                0.100%
> or = BBB+ / Baa1 / BBB+

Level II                          0.100%               0.050%                0.125%
BBB / Baa2 / BBB

Level III                         0.125%               0.100%                0.125%
BBB- / Baa3 / BBB-

Level IV                          0.175%               0.100%                0.125%
BB+ / Ba1 / BB+

Level V                           0.200%               0.100%                0.125%
< BB+ / Ba1 / BB+

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Augmenting Lender" has the meaning assigned to such term in Section 2.08(e).

          "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" means the Company or any Borrowing Subsidiary.

          "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

          "Borrowing Request" means a request by a Borrower for Revolving Loans in accordance with Section 2.03.

          "Borrowing Subsidiary" means (a) each of Amerada Hess Oil and Gas Holdings Inc., a Cayman Islands exempted company incorporated with limited liability, Hess Oil Virgin Islands Corporation, a U.S. Virgin Islands corporation, and Amerada Hess International Holdings Limited, a Cayman Islands exempted company incorporated with limited liability, each a Consolidated Subsidiary, and (b) each other Subsidiary that has been designated as a Borrowing Subsidiary pursuant to Section 2.19, other than any such Subsidiary that has ceased to be a Borrowing Subsidiary as provided in Section 2.19.

          "Borrowing Subsidiary Agreement" means a Borrowing Subsidiary Agreement substantially in the form of Exhibit F-1, duly executed by the Company and a Subsidiary and approved by the Administrative Agent.

          "Borrowing Subsidiary Termination" means a Borrowing Subsidiary Termination substantially in the form of Exhibit F-2, duly executed by the Company.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that the term "Business Day" shall also exclude, when used in connection with a Eurodollar Loan, any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capital Lease" means, with respect to any Person which is the lessee thereunder, any lease or charter of property, real or personal, which would, in accordance with GAAP, be recorded as an asset under a capital lease on a balance sheet of such Person.

          "Capitalized Lease Obligation" means, with respect to any Person on any date, the amount which would, in accordance with GAAP, be recorded as an obligation under a Capital Lease on a balance sheet of such Person as lessee under such Capital Lease as at such date. For all purposes of this Agreement, Capitalized Lease Obligations shall be deemed to be Debt secured by a Lien.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Co-Documentation Agents" shall have the meaning ascribed to it in the preamble to this Agreement.

          "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and acquire participations in Letters of Credit, as such commitment may be (a) reduced or increased from time to time pursuant to
Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01 (as such Schedule may be modified pursuant to Section 2.08(e)), or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

          "Commitment Increase" has the meaning assigned to such term in Section 2.08(e).

          "Company" means Hess Corporation, a Delaware corporation.

          "Company Capitalization Ratio" means, on any date, the ratio, expressed as a percentage, of (i) Total Consolidated Debt of the Company and its Consolidated Subsidiaries on such date to (ii) Total Capitalization of the Company and its Consolidated Subsidiaries on such date.

          "Competitive", when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, are being made in accordance with Section 2.04.

          "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

          "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

          "Competitive Bid Request" means a request by a Borrower for Competitive Bids in accordance with Section 2.04.

          "Consenting Lender" has the meaning assigned to such term in Section 2.08(d).

          "Consolidated Current Liabilities" means, with respect to any Person on any date, all amounts which, in conformity with GAAP, would be classified as current liabilities on a consolidated balance sheet of such Person and its Consolidated Subsidiaries as at such date.

          "Consolidated EBITDA" means, for any Person and for any period, Consolidated Net Income of such person for such period, plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization (including without limitation impairment of oil and gas reserves, properties and leases) for such period and (iv) any extraordinary non-cash charges for such period, and minus (b) without duplication and to the extent included in determining such Consolidated Net

Income, any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP.

          "Consolidated Intangibles" means, with respect to any Person on any date, all assets of such Person and its Consolidated Subsidiaries, determined on a consolidated basis, that would, in conformity with GAAP, be classified as intangible assets on a consolidated balance sheet of such Person and its Consolidated Subsidiaries as at such date, including, without limitation, unamortized debt discount and expense, unamortized organization and reorganization expense, costs in excess of the fair market value of acquired companies, patents, trade or service marks, franchises, trade names, goodwill and the amount of all write-ups in the book value of assets resulting from any revaluation thereof (other than revaluations arising out of foreign currency valuations in conformity with GAAP).

          "Consolidated Net Income" means, for any period, the net income (or net deficit) of the Company and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Tangible Assets" means, with respect to any Person on any date, the amount equal to (a) the amount that would, in conformity with GAAP, be included as assets on the consolidated balance sheet of such Person and its Consolidated Subsidiaries as at such date minus (b) the sum of (i) Consolidated Intangibles of such Person at such date and (ii) Consolidated Current Liabilities of such Person at such date.

          "Consolidated Subsidiaries" means, with respect to any Person on any date, all Subsidiaries and other entities whose accounts are consolidated with the accounts of such Person as of such date in accordance with the principles of consolidation reflected in the audited financial statements of such Person as of such date delivered in accordance with Section 5.01.

          "Continuing Directors" has the meaning ascribed to it in Article VII.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Co-Syndication Agents" has the meaning ascribed to it in the preamble to this Agreement.

          "Credit Event" means each Borrowing and each issuance, renewal, extension or increase of a Letter of Credit.

          "Debt" means with respect to any Person (i) indebtedness for borrowed money (including, without limitation, indebtedness evidenced by debt securities); (ii) obligations to pay the deferred purchase price of property or services, except trade accounts payable in the ordinary course of business;
(iii) Capitalized Lease Obligations, in the case of each of the foregoing clauses (i) through (iii), for which such Person or any of its Consolidated Subsidiaries shall be liable as primary obligor or under any Guaranty of any such indebtedness or other such obligations of an entity not included in such Person's consolidated financial statements and (iv) any such indebtedness or other such obligations of any entity not included in such Person's consolidated financial statements secured in any manner by any Lien upon any assets of such Person or any of its Consolidated Subsidiaries; provided that for purposes of the computation of any Debt under this Agreement there shall be no duplication of any item of primary or other indebtedness or other obligation referred to herein above, whether such item reflects the indebtedness or other obligation of such Person or any of its Consolidated Subsidiaries or of any entity not included in such Person's consolidated financial statements; and provided, further, that when computing Debt of the Company under this Agreement the first $100,000,000 in the aggregate for which the Company and its Consolidated Subsidiaries shall be liable under any Guaranty of any such indebtedness or other such obligations of an entity not included in the Company's consolidated financial statements shall be excluded from the computation of Debt of the Company.

          "Declining Lender" has the meaning assigned to such term in Section 2.08(d).

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "dollars" or "$" refers to lawful money of the United States of America.

          "Effective Date" means the date on which the conditions set forth in
Section 4.01 are satisfied.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or the release of any materials into the environment.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any of its Consolidated Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurodollar", when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

          "Event of Default" has the meaning assigned to such term in Article
VII.

          "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Bank, or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Lender or any Issuing Bank is located and
(c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.18(b)) or any foreign branch or Affiliate of a Lender caused by such Lender to make a Loan under Section 2.02(b), any withholding tax that is imposed by the United States of America on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or such foreign branch or Affiliate is caused to make such a Loan or is attributable to such Foreign Lender's or such foreign branch's or Affiliate's failure or inability to comply with Section 2.16(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 2.16(a).

          "Existing Credit Agreement" means the Five-Year Credit Agreement dated as of December 10, 2004, as amended and restated as of April 26, 2005, among the Company; Amerada Hess Oil and Gas Holdings Inc. and Amerada Hess International Holdings Limited, as borrowing subsidiaries; the lenders party thereto; the Administrative Agent; and the co-syndication agents and co-documentation agents named therein.

          "Existing Maturity Date" has the meaning assigned to such term in
Section 2.08(d).

          "Facility Fee" has meaning ascribed to it in Section 2.11(a).

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means, with respect to the Company, the chief financial officer, principal accounting officer, treasurer or controller of the Company.

          "Fitch" means Fitch, Inc.

          "Fixed Rate" means, with respect to any Competitive Loan (other than a Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

          "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed Rate.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Fronting Fee" has the meaning assigned to such term in Section
2.11(b).

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Authority" means the government of the United States of America, or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guaranteed Borrowing Subsidiary" means each Borrowing Subsidiary other than AHIHL; provided that at any time after the designation of AHIHL as a Guaranteed Borrowing Subsidiary in accordance with Section 10.14, AHIHL shall also constitute a Guaranteed Borrowing Subsidiary.

          "Guaranteed Obligations" means all the following obligations, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise: (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on (i) all Loans made to any Guaranteed Borrowing Subsidiary and (ii) each Loan made to AHIHL to the extent that, immediately after the making of such Loan, the amount of the Total Exposures of all the Lenders attributable to Loans made to and Letters of Credit issued for the account of AHIHL shall have exceeded the AHIHL Sublimit (but only to the extent of such excess), (b) each payment (including payments in respect of reimbursements of LC Disbursements and interest thereon) required to be made under this Agreement in respect of (i) any Letter of Credit issued for the account of any

Guaranteed Borrowing Subsidiary and (ii) each Letter of Credit issued for the account of AHIHL to the extent that, immediately after the issuance of such Letter of Credit, the amount of the Total Exposures of all the Lenders attributable to Loans made to and Letters of Credit issued for the account of AHIHL shall have exceeded the AHIHL Sublimit (but only to the extent of such excess), and (c) all other monetary obligations under this Agreement or any other Loan Document, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (i) of any Guaranteed Borrowing Subsidiary and
(ii) of AHIHL to the extent related to Loans or Letters of Credit referred to in clauses (a)(ii) or (b)(ii) above. In the event that a portion but not all of any Borrowing by AHIHL, or a portion but not all of the obligations of AHIHL in respect of any Letter of Credit, shall constitute Guaranteed Obligations, (A) the portion of such Borrowing or such obligations constituting Guaranteed Obligations shall be deemed to be held by the Lenders ratably in accordance with their Commitments and (B) in the event any such Borrowing shall be prepaid in part or the amount of any such Letter of Credit shall be reduced, the amount of such prepayment or reduction shall be deemed to be applied first against amounts not constituting Guaranteed Obligations.

          "Guaranty" by any Person means any direct or indirect undertaking to assume, guaranty, endorse, contingently agree to purchase or to provide funds for the payment of, or otherwise become liable in respect of, any obligation of any other Person, excluding endorsements for collection or deposit in the ordinary course of business.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Increase Effective Date" has the meaning assigned to such term in
Section 2.08(e).

          "Increasing Lender" has the meaning assigned to such term in Section 2.08(e).

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Indemnitee" shall have the meaning ascribed to it in Section 10.03.

          "Information" shall have the meaning ascribed to it in Section 10.13.

          "Interest Election Request" means a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

          "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar

Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day during such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

          "Interest Period" means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is 7 days (if generally available), or one, two, three or six months thereafter, as the applicable Borrower may elect and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 1 day or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day,
(ii) any Interest Period of one month or more pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) except with respect to any Lender which otherwise agrees, any Interest Period that otherwise would extend beyond the Maturity Date applicable to any Lender shall end on the Maturity Date applicable to such Lender. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Issuing Banks" means each of the Lenders listed on Schedule 2.05 and such other Lenders, if any, that shall have become an Issuing Bank hereunder as provided in Section 2.05(k), each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "Issuing Bank Agreement" has the meaning assigned to such term in
Section 2.05(k).

          "LC Commitment" means, with respect to any Issuing Bank, the maximum permitted amount of the LC Exposure that may be attributable to Letters of

Credit that, subject to the terms and conditions hereof, are required to be issued by such Issuing Bank. The initial amount of each Issuing Bank's LC Commitment is set forth on Schedule 2.05 or, if such Issuing Bank is not listed on such Schedule, as provided for in Section 2.05(k).

          "LC Disbursement" means a payment made by any Issuing Bank pursuant to a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "LC Participation Fee" has the meaning assigned to such term in
Section 2.11(b).

          "Lenders" means the Persons listed on Schedule 2.01, any Augmenting Lender that shall have become a party hereto pursuant to Section 2.08(e) and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

          "Leverage Ratio" means, on any date, the ratio of (a) Total Consolidated Debt as of such date to (b) Consolidated EBITDA for the most recent period of four fiscal quarters for which financial statements of the Company shall be available as of such date.

          "LIBO Rate" means, with respect to each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent to be the offered rate for deposits in dollars with a term comparable to such Interest Period that appears on the Bloomberg's British Banker's Association rate page at approximately 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period; provided, however, that if at any time for any reason such offered rate does not appear on the Bloomberg's British Banker's Association rate page, "LIBO Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the average (rounded upward to the nearest 1/100 of 1%) of the respective rates notified to the Administrative Agent by the Reference Bank, as the rate, at which such Reference Banks are offered deposits in dollars at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, or any lease in the nature thereof.

          "Loan Documents" means, collectively, this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination and all other agreements, instruments and documents executed in connection wherewith and therewith, in each case as the same may be amended, restated, modified or otherwise supplemented from time to time.

          "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

          "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

          "Margin Stock" shall have the meaning provided in Regulation U of the Board.

          "Material Adverse Effect" means (a) when used in any representation and warranty or covenant of any Borrower on and as of the date hereof, any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (i) the business, assets, property or financial condition of the Company and its Consolidated Subsidiaries taken as a whole, or (ii) the validity or enforceability of this Agreement or the rights and remedies of the Administrative Agent, the Issuing Banks or the Lenders hereunder and (b) when used in any representation and warranty or covenant of any Borrower on any date after the date hereof, any change in the consolidated financial condition or operations of the Company and its Consolidated Subsidiaries from that set forth in the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2005, that is likely to affect materially and adversely the Company's ability to comply with Section 6.05(a) or 6.06 or to perform its other obligations to the Lenders under this Agreement.

          "Material Indebtedness" means Debt (other than the Loans and Letters of Credit) in an aggregate principal amount exceeding $10,000,000.

          "Maturity Date" means May 12, 2011 or the applicable anniversary thereof as determined in accordance with Section 2.08(d).

          "Maturity Extension Request" has the meaning assigned to such term in
Section 2.08(d).

          "Moody's" means Moody's Investors Service, Inc.

          "Non-Increasing Lender" has the meaning assigned to such term in
Section 2.08(e).

          "Note" has the meaning ascribed to it in Section 2.09(e)

          "Notice of LC Activity" means a notice substantially in the form of Exhibit D hereto delivered by an Issuing Bank to a Borrower and the Administrative Agent pursuant to Section 2.05(b) with respect to the issuance, amendment, renewal, extension or expiry of, or a drawing under, a Letter of Credit.

          "Notice of LC Request" means a notice substantially in the form of Exhibit E hereto delivered by a Borrower to an Issuing Bank and the Administrative Agent pursuant to Section 2.05(b) with respect to a proposed Letter of Credit.

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "Outstanding Loans" has the meaning assigned to such term in Section 2.08(e).

          "Participant" has the meaning ascribed to it in Section 10.04.

          "Permitted Encumbrances" means:

          (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been set aside in accordance with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, and repairmen's Liens, Liens for crew's wages or salvage (or making deposits to release such Liens) and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been set aside in accordance with GAAP;

          (c) Liens on standard industry terms imposed by charter parties or under contracts of affreightment;

          (d) Liens arising out of judgments or awards against the Company or any of its Consolidated Subsidiaries with respect to which the Company or such Subsidiary at the time shall currently be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

          (e) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (f) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds or performance bonds, margin posted to secure payment or performance under futures, forwards or Swap

     Agreements, and other obligations of a like nature, in each case in the ordinary course of business;

          (g) easements, zoning restrictions, rights-of-way and similar encumbrances on real property and imperfections of titles imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any of its Consolidated Subsidiaries;

          (h) Liens on any oil and/or gas properties or other mineral interests of the Company or any of its Consolidated Subsidiaries, whether developed or undeveloped, arising as security for the Company's or such Subsidiary's costs and expenses incurred by it in connection with the exploration, development or operation of such properties, in favor of a person who is conducting the exploration, development or operation of such properties, or in connection with farmout, dry hole, bottom hole, communitization, unitization, pooling and operating agreements and/or other agreements of like general nature incident to the acquisition, exploration, development and operation of such properties or as required by regulatory agencies having jurisdiction in the premises; and

          (i) overriding royalties, royalties, production payments, net profits interests or like interests to be paid out of production from oil and/or gas properties or other mineral interests of the Company or any of its Consolidated Subsidiaries, or to be paid out of the proceeds from the sale of any such production;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Debt.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A., as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Public Debt Ratings" means the ratings assigned by S&P, Moody's and Fitch to the Company's senior unsecured non-credit enhanced long term debt. For purposes of the foregoing, (a) if only one or two of S&P, Moody's and Fitch shall have in effect a Public Debt Rating, the Applicable Rate and the Applicable Margin shall be determined by reference to the available ratings; (b) if none of S&P, Moody's and Fitch shall have in effect a Public Debt Rating, the Applicable Rate and the Applicable Margin will be set in accordance with Level V under the definition of "Applicable Rate" or "Applicable Margin", as the case may be; (c) if the ratings established by S&P, Moody's and Fitch shall fall within different levels, the Applicable Rate and the Applicable Margin shall be based upon the rating that is the lower of the two highest ratings, provided that if the highest of such ratings is more than one level above the second highest of such ratings, the Applicable Rate and the Applicable Margin shall be determined by reference to the level that is one level above that corresponding to such second highest rating; (d) if any rating established by S&P, Moody's or Fitch shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P, Moody's or Fitch shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P, Moody's or Fitch, as the case may be, shall refer to the then equivalent rating by S&P, Moody's or Fitch, as the case may be.

          "Reference Banks" means JPMorgan Chase Bank, N.A, or such other bank or banks as may from time to time be designated by the Company and approved by the Administrative Agent.

          "Register" has the meaning ascribed to it in Section 10.04.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, (a) at any time prior to the termination of the Commitments pursuant to Article VII, Lenders having Revolving Credit Exposures and unused Commitments representing at least 51% of the aggregate Revolving Credit Exposures and unused Commitments at such time (provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders) and
(b) for all purposes after the termination of the Commitments pursuant to
Article VII, Lenders having outstanding Loans and LC Exposures representing at least 51% of the aggregate outstanding principal amount of Loans and LC Exposures.

          "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

          "Revolving Loan" means a Loan made pursuant to Section 2.03.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

          "SEC" shall mean the Securities and Exchange Commission.

          "Scheduled Debt" has the meaning ascribed to it in Section 3.10.

          "Significant Subsidiary" shall mean, with respect to any Person on any date, a Consolidated Subsidiary of such Person that as of such time satisfies the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the SEC, and shall in any event include, with respect to the Company, each Borrowing Subsidiary.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subsequent Borrowings" has the meaning assigned to such term in
Section 2.08(e).

          "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

          "Swap Agreement" means any interest rate, currency or commodity swap agreement or other interest rate, currency or commodity price protection agreement capable of financial settlement only.

          "Swap Payment Obligation" means, with respect to any Person, an obligation of such Person to pay money, either in respect of a periodic payment or upon termination, to a counterparty under a Swap Agreement, after giving effect to any netting arrangements between such Person and such counterparty and such Person's rights of set-off in respect of such obligation provided for in such Swap Agreement.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Telerate Page" means the display designated as Page 3750 on the Dow Jones Markets System (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market).

          "Total Capitalization" of any Person on any date means the sum of (i) Total Consolidated Debt of such Person on such date and (ii) shareholders' equity of such Person on such date, determined on a consolidated basis in accordance with GAAP.

          "Total Consolidated Debt" of any Person on any date means all Debt of such Person and its Consolidated Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP.

          "Total Exposure" means, with respect to any Lender at any time, the sum of (i) the Revolving Credit Exposure of such Lender and (ii) the aggregate outstanding principal amount of such Lender's Competitive Loans.

          "Transactions" means each of the execution, delivery and performance by the Borrowers of this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination and the borrowing of Loans under this Agreement.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

          "USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

          "Utilization Fee" has the meaning assigned to such term in Section 2.11(c).

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's permitted successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections,

Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References herein to the taking of any action hereunder of an administrative nature by any Borrower shall be deemed to include references to the Company taking such action on such Borrower's behalf and the Administrative Agent is expressly authorized to accept any such action taken by the Company as having the same effect as if taken by such Borrower.

          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision is amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

          SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Company and the Borrowing Subsidiaries from time to time during the Availability Period in an aggregate principal amount not exceeding the amount of such Lender's Commitment; provided, that after giving effect to each Revolving Credit Loan (a) no Lender's Revolving Credit Exposure shall exceed such Lender's Commitment, (b) the sum of the Total Exposures of all the Lenders shall not exceed the sum of the Commitments of all Lenders and (c) the amount of the Total Exposures of all the Lenders attributable to Loans made to and Letters of Credit issued for the account of AHIHL shall not exceed the AHIHL Sublimit unless the Borrowing Request pursuant to which such Revolving Loan shall be made shall have identified the obligations of AHIHL in respect of such Revolving Loan as Guaranteed Obligations and shall have been countersigned by the Company. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

          SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders, ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.13, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request in accordance herewith and shall be in dollars and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the applicable Borrower may request in accordance herewith and shall be in dollars. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 outstanding Eurodollar Revolving Borrowings.

          SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of any ABR Borrowing, not later than 11:00 a.m., New York City time, on the Business Day of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent at its office set forth in Section 10.01 of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower, or by the Company on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrower requesting such Borrowing (or on whose behalf the Company is requesting such Borrowing);

          (ii) the aggregate amount of the requested Borrowing;

          (iii) the date of such Borrowing, which shall be a Business Day;

          (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (vi) the location and number of the applicable Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04. Bid Procedure for Competitive Loans. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period any Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided, that after giving effect to each Competitive Loan (i) the sum of the Total Exposures of all the Lenders shall not exceed the sum of the Commitments of all Lenders and (ii) the amount of the Total Exposures of all the Lenders attributable to Loans made to and Letters of Credit issued for the account of AHIHL shall not exceed the AHIHL Sublimit unless the Competitive Bid Request pursuant to which such Competitive Loan shall be made shall have identified the obligations of AHIHL in respect of such Competitive Loan as Guaranteed Obligations and shall have been countersigned by the Company. To request Competitive Bids, the Company or the applicable Borrowing Subsidiary shall notify the Administrative Agent at its office set forth in Section 10.01 of such request by telephone, (i) in the case of a Eurodollar Competitive Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the applicable Borrower, or by the Company on behalf of the applicable Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrower requesting such Borrowing (or on whose behalf the Company is requesting such Borrowing);

          (ii) the aggregate amount of the requested Borrowing;

          (iii) the date of such Borrowing, which shall be a Business Day;

          (iv) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

          (v) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period";

          (vi) the maturity date of such Borrowing, which shall be no less than seven and no more than 360 days from the requested drawdown date of such Borrowing; and

          (vii) the location and number of the applicable Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

          (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the applicable Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent at its office set forth in Section 10.01 by telecopy, (i) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the date of the proposed Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender of such rejection as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the applicable Borrower) of the Competitive Loan or Loans that the Lender is willing to make,
(ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

          (c) The Administrative Agent shall promptly notify the applicable Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

          (d) Subject only to the provisions of this paragraph, a Borrower may accept or reject any Competitive Bid. The applicable Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, (i) in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of such Competitive Borrowing; provided that (i) the failure of the applicable Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) a Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if such Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by a Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) of this proviso, a Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the applicable Borrower. A notice given by a Borrower pursuant to this paragraph shall be irrevocable.

          (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

          (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the applicable Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

          SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, each of the Company and the Borrowing Subsidiaries, at its option, may request any Issuing Bank or Issuing Banks to issue for the account of the Company or the applicable Borrowing Subsidiary, as the case may be, Letters of Credit denominated in dollars, in form reasonably acceptable to the Administrative Agent and the applicable Issuing Banks, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this

Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by such Borrower to, or entered into by such Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. An Issuing Bank shall not be under any obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law, rule, regulation or orders of any Governmental Authority applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company or the applicable Borrowing Subsidiary shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to an Issuing Bank and the Administrative Agent (at least one Business Day in advance of the requested date of issuance, amendment, renewal or extension) a Notice of LC Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, such Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure shall not exceed the aggregate Commitments, (ii) the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank shall not exceed the LC Commitment of such Issuing Bank (unless otherwise agreed by such Issuing Bank), (iii) the Total Exposures shall not exceed the total Commitments and (iv) the amount of the Total Exposures of all the Lenders attributable to Loans made to and Letters of Credit issued for the account of AHIHL shall not exceed the AHIHL Sublimit unless the Notice of LC Request pursuant to which such Letter of Credit shall be issued, amended, renewed or extended shall have identified the obligations of AHIHL in respect of such Letter of Credit as Guaranteed Obligations and shall have been countersigned by the Company. A Letter of Credit shall not be issued if the Issuing Bank shall have received written notice from the Required Lenders, the Administrative Agent or the Company, at least one

Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in
Section 4.02 shall not be satisfied. Each Issuing Bank shall promptly (and in any event within one Business Day) notify the Administrative Agent of each issuance, amendment, renewal, extension or expiry of, and of each drawing under, each Letter of Credit issued by it, and shall provide to the Administrative Agent such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank. Without limiting the foregoing, each Issuing Bank shall deliver a Notice of LC Activity to the Administrative Agent and the Company within one Business Day of the issuance, amendment, renewal, extension or expiry of, and of each drawing under, a Letter of Credit. Such Notice of LC Activity shall include, to the extent applicable, (i) a copy of the applicable Letter of Credit (or, if applicable, any amendment thereof), (ii) information with respect to the stated amount, beneficiary and expiration date of such Letter of Credit and (iii) information with respect to the amendment, renewal, extension or expiry of, or drawing under, such Letter of Credit.

          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date that is thirty Business Days prior to the Maturity Date; provided that no Letter of Credit may expire after the Maturity Date of any Declining Lender in accordance with Section 2.08 if, after giving effect to such issuance, the aggregate Commitments of the Consenting Lenders (including any replacement Lenders) for the period following such Maturity Date would be less than the stated amount of the Letters of Credit expiring after such Maturity Date.

          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, each Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, not later than the next

Business Day following the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 2:00 p.m., New York City time, on the date such LC Disbursement is made, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day next following the date on which the applicable Borrower receives such notice by such time; provided that such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, such Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from such Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve a Borrower of its obligation to reimburse such LC Disbursement.

          (f) Obligations Absolute. Each Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower's obligations hereunder. None of the Administrative Agent, the Lenders or the Issuing Banks, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by any Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

          (h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i) Replacement of the Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent and the successor Issuing Bank, and consented to by the replaced Issuing Bank (such agreements and consent not to be unreasonably delayed or withheld). The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. (i) If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposures representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date (other than any portion of such LC Exposure attributable to Letters of Credit issued for the account of AHIHL, if AHIHL shall not at the time be a Guaranteed Borrowing Subsidiary) plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (g) or (h) of
Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Company and the Guaranteed Borrowing Subsidiaries under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse any Issuing Bank for LC Disbursements for which it has not been reimbursed (other than any such LC Disbursements attributable to Letters of Credit issued for the account of AHIHL, if AHIHL shall not at the time be a Guaranteed Borrowing Subsidiary) and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company and the Guaranteed Borrowing Subsidiaries for the LC Exposure (other than any portion of such LC Exposure attributable to Letters of Credit issued for the account of AHIHL, if AHIHL shall not at the time be a Guaranteed Borrowing Subsidiary) at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposures representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Company and the Guaranteed Borrowing Subsidiaries under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived.

          (ii) If at any time AHIHL shall not be a Guaranteed Borrowing Subsidiary and any Event of Default shall occur and be continuing, on the Business Day that AHIHL receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposures representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, AHIHL shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the portion of the LC Exposure as of such date attributable to Letters of Credit issued for the account of AHIHL plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to AHIHL described in clause (g) or (h) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of AHIHL under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at AHIHL's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse any Issuing Bank for LC Disbursements attributable to Letters of Credit issued for the account of AHIHL for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of AHIHL for the portion of such LC Exposure attributable to Letters of Credit issued for the account of AHIHL at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposures representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of AHIHL under this Agreement. If AHIHL is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to AHIHL within three Business Days after all Events of Default have been cured or waived.

          (k) Designation of Additional Issuing Banks. From time to time, the Company may by notice to the Administrative Agent and the Lenders designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of any appointment as an Issuing Bank hereunder shall be evidenced by an agreement (an "Issuing Bank Agreement"), which shall be in a form satisfactory to the Company and the Administrative Agent, shall set forth the LC Commitment of such Lender and shall be executed by such Lender, the Company and the Administrative Agent and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to include such Lender in its capacity as an Issuing Bank.

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                                                                              31


          SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; such transfers shall be made by (x) 12:00 Noon, New York City time in the case of Borrowings other than ABR Borrowings and (y) 2:00 p.m., New York City time in the case of ABR Borrowings on the date such Loan is made. The Administrative Agent will make such amounts available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower designated by such Borrower in the applicable Borrowing Request or Competitive Bid Request; provided that ABR Revolving Loans made to refinance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of a Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

          (b) To make an election pursuant to this Section, a Borrower (or the Company on its behalf) shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest

Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower (or the Company on its behalf).

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.08. Termination, Reduction, Extension and Increase of Commitments; Reduction of AHIHL Sublimit. (a) Unless previously terminated, the Commitments and the LC Commitments shall terminate on the Maturity Date.

          (b) The Company may at any time terminate, or from time to time reduce, the aggregate amount of the Commitments and AHIHL may at any time terminate, or from time to time reduce, the aggregate amount of the AHIHL Sublimit; provided that (i) each reduction of the Commitments or the AHIHL Sublimit, as applicable, shall be in an amount that is an integral multiple of $10,000,000 and not less than $50,000,000 and (ii) the Company or AHIHL, as applicable, shall not terminate or reduce the Commitments or the AHIHL Sublimit, as applicable, if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, (a) the sum of the Total Exposures of all the Lenders would exceed the total Commitments or (b) the amount of the Total Exposures of all the Lenders attributable to Loans made to and Letters of Credit issued for the account of AHIHL would exceed the AHIHL Sublimit.

          (c) The Company or AHIHL, as applicable, shall notify the Administrative Agent of any election to terminate or reduce the Commitments or the AHIHL Sublimit under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company or AHIHL, as applicable, pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company or AHIHL, as applicable, may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company or AHIHL, as applicable (by notice to the Administrative Agent on or prior to the specified effective date), if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders based on their respective Commitments.

          (d) The Company, on behalf of itself and AHIHL, may, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) given not less than 30 days and not more than 90 days prior to any anniversary of the Effective Date (a "Maturity Extension Request"), request that the Lenders extend the Maturity Date for an additional one-year period; provided, that there shall not be more than three extensions of the Maturity Date under this paragraph during the term of this Agreement. Each Lender shall, by notice to the Company and the Administrative Agent given not later than the 20th day after the date of the Administrative Agent's receipt of the Company's Maturity Extension Request, advise the Company whether or not it agrees to the requested extension (each Lender agreeing to a requested extension being called a "Consenting Lender" and each Lender declining to agree to a requested extension being called a "Declining Lender"). Any Lender that has not so advised the Company and the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Declining Lender. If Lenders constituting the Required Lenders shall have agreed to a Maturity Extension Request, then the Maturity Date shall, as to the Consenting Lenders, be extended by one year to the anniversary of the Maturity Date theretofore in effect. The decision to agree or withhold agreement to any Maturity Extension Request shall be at the sole discretion of each Lender. The Commitment of any Declining Lender shall terminate on the Maturity Date in effect prior to giving effect to any such extension (such Maturity Date being called the "Existing Maturity Date"). The principal amount of any outstanding Loans made by Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the account of such Declining Lenders hereunder, shall be due and payable on the Existing Maturity Date, and on the Existing Maturity Date the Borrowers shall also make such other prepayments of their respective Loans pursuant to Section 2.10 as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, Declining Lenders pursuant to this sentence, (i) no Lender's Revolving Credit Exposure shall exceed such Lender's Commitment and (ii) the sum of the Total Exposures of all the Lenders shall not exceed the sum of the Commitments of all Lenders. Notwithstanding the foregoing provisions of this paragraph, the Company shall have the right, pursuant to Section 10.04, at any time prior to the Existing Maturity Date, to replace a Declining Lender with a Lender or other financial institution that will agree to a Maturity Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender. Notwithstanding the foregoing, no extension of the Maturity Date pursuant to this paragraph shall become effective unless (i) the Administrative Agent shall have received documents consistent with those delivered with respect to the Company under Section 4.01(ii) through (iv), and documents consistent with those delivered with respect to each Borrowing Subsidiary under Section 4.03(b), giving effect to such extension.

          (e) The Company may, at any time and from time to time, by written notice to the Administrative Agent (which shall deliver a copy thereof to each Lender), request that the aggregate amount of the Commitments be increased by an amount that, together with all prior increases in the Commitments pursuant to this Section, does not exceed $1,000,000,000. Such notice shall set forth the amount of the requested increase in the aggregate Commitments (which shall be an integral multiple of $10,000,000) and the date on which such increase is requested to become effective (which shall not be less than 30 days or more than 60 days after the date of such notice), and shall offer to each Lender the opportunity to increase its Commitment by its Applicable Percentage of the proposed increased amount. Each Lender shall, by notice to the Company and the Administrative Agent given not more than 15 days after the date on which the Administrative Agent shall have delivered the Company's notice, either agree to increase its Commitment by all or a portion of the offered amount (each Lender so agreeing being an "Increasing Lender") or decline to increase its Commitment (and any Lender that does not deliver such notice within such period of 15 days shall be deemed to have declined to increase its Revolving Commitment) (each Lender so declining or being deemed to have declined being a "Non-Increasing Lender"). If, on the 15th day after the Administrative Agent shall have delivered the Company's notice, the Lenders shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase in the aggregate Commitments requested by the Company, the Company may arrange for one or more banks or other financial institutions (any such bank or other financial institution referred to in this clause (e) being called an "Augmenting Lender"), which may include any Lender, to extend Commitments or increase their existing Commitments in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and the Issuing Bank (which in each case shall not be unreasonably withheld) and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall specify to evidence its Commitment and/or its status as a Lender hereunder. Any increase in the aggregate Commitments may be made in an amount which is less than the increase requested by the Company if the Company is unable to arrange for, or chooses not to arrange for, Augmenting Lenders. On the effective date (the "Increase Effective Date") of any increase in the aggregate Commitments pursuant to this clause (e) (the "Commitment Increase"), (i) Schedule 2.01 shall be deemed modified to reflect the Commitments of the Lenders after giving effect to the Commitment Increase, (ii) the aggregate principal amount of the Revolving Loans outstanding (the "Outstanding Loans") immediately prior to giving effect to the Commitment Increase on the Increase Effective Date shall be deemed to be paid;
(iii) each Increasing Lender and each Augmenting Lender that shall have been a Lender prior to the Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the difference between (A) the product of (1) such Lender's Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings (as hereinafter defined) and (B) the product of (1) such Lender's Applicable Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of the Outstanding Loans; (iv) each Augmenting Lender that shall not have been a Lender prior to the Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the product of (A) such Augmenting Lender's Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (B) the amount of the Subsequent Borrowings; (v) after the Administrative Agent receives the funds specified in clauses (iii) and (iv) above, the Administrative Agent shall pay to each Non-Increasing Lender the portion of such funds that is equal to the difference between (A) the product of (1) such Non-Increasing Lender's Applicable Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of the Outstanding Loans, and (B) the product of (1) such Non-Increasing Lender's Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings; (vi) after the effectiveness of the Commitment Increase, each Borrower shall be deemed to have made new Borrowings (the "Subsequent Borrowings") in an aggregate principal amount equal to the aggregate principal amount of the Outstanding Loans attributable to Revolving Loans of such Borrower and of the Types and for the Interest Periods specified in a borrowing request delivered in accordance with Section 2.03; (vii) each Non-Increasing Lender, each Increasing Lender and each Augmenting Lender shall be deemed to hold its Applicable Percentage of each Subsequent Borrowing (each calculated after giving effect to the Commitment Increase); and (viii) the applicable Borrowers shall pay to each Increasing Lender and each Non-Increasing Lender any and all accrued but unpaid interest on the Outstanding Loans. The deemed payments made pursuant to clause (ii) above in respect of each Eurodollar Loan shall be subject to indemnification by the applicable Borrower pursuant to the provisions of Section 2.15 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto. Notwithstanding the foregoing, no increase in the aggregate Commitments (or in the Commitment of any Lender) or addition of a new Lender shall become effective under this paragraph
(e) unless, (i) on the Increase Effective Date, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied (with all references in such paragraphs to a Credit Event being deemed to be references to such increase or addition); and (ii) the Administrative Agent shall have received (with sufficient copies for each of the Lenders) documents consistent with those delivered on the Effective Date under Section 4.01(ii) through (iv), giving effect to such increase or addition.

          SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Maturity Date and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Competitive Loan made by such Lender to such Borrower on the last day of the Interest Period applicable to such Loan.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to each such Borrower, including the amounts of principal and interest payable and paid to such Lender by each such Borrower from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made to each Borrower hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall, absent manifest error, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each Borrower shall prepare, execute and deliver to such Lender a nonnegotiable promissory note substantially in the form attached as Exhibit B (a "Note") payable to the order of such Lender (or, if requested by such Lender, to such Lender and its permitted registered assigns). Thereafter, the Loans evidenced by such Notes and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more Notes payable to the order of the payee named therein (or, if such Note is a registered Note, to such payee and its permitted registered assigns).

          SECTION 2.10. Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing made by it in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that the Borrowers shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

          (b) The Company shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment and (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

          SECTION 2.11. Fees. (a) The Company, on behalf of itself and AHIHL, agrees to pay to the Administrative Agent for the account of each Lender a facility fee, (a "Facility Fee") which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued Facility Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any Facility Fees accruing after the date on which the Commitments terminate shall be payable on demand. All Facility Fees shall be computed on the basis of a year of 365/366 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) Each Borrower agrees to pay to the Administrative Agent (i) for the account of each Lender a participation fee with respect to its participations in Letters of Credit issued for the account of such Borrower (an "LC Participation Fee"), which shall accrue at the Applicable Margin used to determine interest on Eurodollar Revolving Loans of such Borrower on the daily amount of such Lender's LC Exposure attributable to Letters of Credit issued for the account of such Borrower (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC

Exposure, and (ii)for the account of each Issuing Bank a fronting fee (a "Fronting Fee"), which shall accrue at the Applicable Rate and be payable on the aggregate face amount outstanding of the LC Exposure attributable to the Letters of Credit issued by such Issuing Bank for the account of such Borrower (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and Fronting Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the 15th day of the month following such last day (or, if such 15th day is not a Business day, on the next succeeding Business Day), commencing on the first such date to occur after the date hereof; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 365/366 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Company agrees to pay to the Administrative Agent for the account of each Lender, for each day on which the sum of the aggregate principal amount of the Loans and the aggregate LC Exposures shall exceed 50% of the aggregate Commitments (including each day after the Commitments shall have been terminated on which Loans or Letters of Credit shall be outstanding), a utilization fee (a "Utilization Fee") at the Applicable Rate per annum on the Revolving Credit Exposure of such Lender on such day. The Utilization Fees will be payable on the 15th day of the month following the last day of March, June, September and December of each year and on the date on which the Commitments shall be terminated as provided herein; provided that any Utilization Fees accruing after the date on which the Commitments terminate shall be payable on demand. All Utilization Fees shall be computed on the basis of a year of 365/366 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (d) The Company agrees to pay to the Administrative Agent and each of the Lenders, for their own accounts, fees payable in the amounts and at the times separately agreed upon between the Company and such other parties.

          (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Lenders, in the case of fees payable to them) for distribution, in the case of Facility Fees, to the Lenders. Absent manifest error, fees paid shall not be refundable under any circumstances.

          (f) Within 10 days after the end of each fiscal quarter (commencing with the fiscal quarter ending June 30, 2006), the Company shall deliver to the Administrative Agent a schedule (i) stating the aggregate amount of LC Participation Fees due and payable with respect to such fiscal quarter and (ii) stating the aggregate amount of

Fronting Fees due and payable to each Issuing Bank with respect to such fiscal quarter. Promptly after receipt of each such schedule, (x) the Administrative Agent shall compare such amounts with its own calculations of the LC Participation Fees and Fronting Fees due and payable with respect to such fiscal quarter and (y) the Administrative Agent and the Company shall discuss the amounts set forth in each such schedule and shall, subject to the next sentence, agree on the amount of such fees to be paid by the Borrowers for such fiscal quarter. Neither the failure of the Company to deliver any such schedule, nor the inaccuracy of any such schedule, shall relieve any Borrower of its obligations to pay such fees hereunder, but no such failure or inaccuracy shall constitute a Default or an Event of Default. In the event any Borrower pays any such fees based on any such schedule or any such agreement by the Administrative Agent and the amount so paid by such Borrower is insufficient to satisfy its actual payment obligations under Section 2.11(a) and (b) above, then such Borrower shall remain liable for any such deficiency and such Borrower shall pay to the Administrative Agent (for its account, the account of the applicable Issuing Banks and/or the account of the Lenders, as applicable) the amount of any such deficiency within two Business Days of demand therefor.

          SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to (i) in the case of a Eurodollar Revolving Loan, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin or (ii) in the case of a Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

          (c) Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate applicable to such Loan.

          (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans of such Borrower as provided above.

          (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

          (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that because of a change in circumstances affecting the eurodollar market generally the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request by a Borrower for a Eurodollar Competitive Borrowing shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by a Borrower for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby and
(B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

          SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

          (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participations therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost of such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank for such additional costs incurred or reduction suffered.

          (b) If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or Letters of Credit issued hereunder, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

          (c) If the cost to any Lender of making or maintaining any Loan to or participating in any Letter of Credit of any Issuing Bank of issuing or maintaining any Letter of Credit to a Borrowing Subsidiary is increased (or the amount of any sum received or receivable by any Lender (or its applicable lending office) or any Issuing Bank is reduced) by an amount deemed in good faith by such Lender or such Issuing Bank to be material, by reason of the fact that such Borrowing Subsidiary is incorporated in, has its principal place of business in, or borrows from, a jurisdiction outside the United States, such Borrowing Subsidiary shall indemnify such Lender or such Issuing Bank for such increased cost or reduction within 15 days after demand by such Lender or such Issuing Bank (with a copy to the Administrative Agent). A certificate of such Lender or such Issuing Bank claiming compensation under this paragraph and setting forth the additional amount or amounts to be paid to it hereunder (and the basis for the calculation of such amount or amounts) shall be conclusive in the absence of manifest error.

          (d) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender or such Issuing Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

          (e) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that the Company shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender or such Issuing Bank notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided, further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof.

          (f) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

          SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(b) and is revoked in accordance herewith),
(d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.18, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrowers shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall, upon request of the Company, deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

          SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, reimbursement of LC Disbursements or of any amounts under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 Noon, New York City time, on the date when due in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 1111 Fannin, 10th Floor, Houston, Texas 77002, except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in unreimbursed LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans or participations in unreimbursed LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans or participations in unreimbursed LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans or participations in unreimbursed LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

          (e) If any Lender or Issuing Bank shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender or such Issuing Bank to satisfy such Lender or such Issuing Bank's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender shall deliver a notice of illegality to the Company pursuant to
Section 2.19, or if any Lender defaults in its obligation to fund Loans hereunder or if any Lender refuses to consent to an increase of the AHIHL Sublimit to which the Required Lenders shall have consented, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, each Issuing Bank), which consent shall not unreasonably be withheld,
(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

          SECTION 2.19. Borrowing Subsidiaries. On or after the Effective Date, upon not less than 10 Business Days notice to the Administrative Agent and the Lenders, the Company may designate any Significant Subsidiary of the Company as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Significant Subsidiary and the Company, and upon such delivery such Significant Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement; provided, that no Subsidiary so designated shall become a Borrowing Subsidiary if any Lender shall, within the 10 Business Days following the Company's notice, notify the Company and the Administrative Agent that it would be unlawful for such Lender and its Affiliates to make or maintain Loans to such Subsidiary. If the designation of such Borrowing Subsidiary obligates the Administrative Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not previously available to it, the Company shall, promptly upon the request of the Administrative Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary "know your customer" or other similar checks under all applicable laws and regulations. If the Company shall designate as a Borrowing Subsidiary hereunder any Subsidiary not organized under the laws of the United States or any State thereof, any Lender may, with notice to the Administrative Agent and the Company, fulfill its Commitment by causing an Affiliate of such Lender to act as the Lender in respect of such Borrowing Subsidiary and the Lender shall, to the extent of advances made to and participations in Letters of Credit issued for the account of such Borrowing Subsidiary, be deemed for all purposed hereof to have pro tanto assigned such advances and participations to such Affiliate in compliance with the provisions of Section 10.04.

          Upon the execution by the Company and delivery to the Administrative Agent of a Borrowing Subsidiary Termination with respect to any Borrowing Subsidiary, such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement; provided that no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary (other than to terminate such Borrowing Subsidiary's right to make further Borrowings under this Agreement) at a time when any principal of or interest on any Loan to such Borrowing Subsidiary shall be outstanding hereunder or any fees or other amounts remain unpaid with respect thereto. Promptly following receipt of any Borrowing Subsidiary Agreement or Borrowing Subsidiary Termination, the Administrative Agent shall send a copy thereof to each Lender.

                                   ARTICLE III

                         Representations and Warranties

          Each of the Company and the Borrowing Subsidiaries represents and warrants to each of the Lenders and Issuing Banks as follows:

          SECTION 3.01. Corporate Existence and Power; Compliance with Law. Each Borrower is a corporation duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Borrower is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, does not constitute a Material Adverse Effect.

          SECTION 3.02. Corporate Authority. The execution, delivery and performance by each Borrower of this Agreement, each Note executed by such Borrower and each other Loan Document executed by such Borrower have been duly authorized by all necessary corporate action and are within such Borrower's corporate power, do not require the approval of the shareholders of such Borrower, and will not violate any provision of law or of its certificate of incorporation, memorandum and articles of association, as applicable, or other constitutive document or by-laws, or result in the breach of or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of such Borrower pursuant to, any indenture or other agreement or instrument to which such Borrower is a party or by which such Borrower or its property may be bound or affected. The execution, delivery and performance by each Borrower of this Agreement, each Note executed by such Borrower and each other Loan Document executed by such Borrower do not require any license, consent or approval of or advance notice to or advance filing with any governmental agency or regulatory authority or any other third party, or if required, any such license, consent or approval shall have been obtained and any such notice or filing shall have been made. Each Borrowing Subsidiary, at the time it becomes a Borrowing Subsidiary and at all times thereafter, will have the requisite power and authority to execute and deliver the Borrowing Subsidiary Agreement and to perform its obligations thereunder and under the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow hereunder.

          SECTION 3.03. Enforceability. This Agreement is, and each Note and each other Loan Document when delivered by a Borrower hereunder will be, duly executed and delivered by the Borrowers or such Borrower, as the case may be, and does or will constitute the legal, valid and binding obligation of the Borrowers or such Borrower enforceable against the Borrowers or such Borrower in accordance with its terms except as enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by moratorium laws from time to time in effect.

          SECTION 3.04. Financial Condition. The audited consolidated financial statements of the Company for the fiscal year ended December 31, 2005, reported on by Ernst & Young, LLP, heretofore furnished to the Lenders fairly present in all material respects the consolidated financial condition of the Company and its Consolidated Subsidiaries as at the date thereof and the results of their operations for the period covered thereby. The unaudited interim consolidated financial statements of the Company for the quarterly period ended March 31, 2006, heretofore furnished to the Lenders fairly present in all material respects the consolidated financial condition of the Company and its Consolidated Subsidiaries as at the date thereof and the results of their operations for the period covered thereby (subject to normal year-end audit adjustments). The unaudited consolidated financial statements of AHIHL for the fiscal year ended December 31, 2005, heretofore furnished to the Lenders fairly present in all material respects the consolidated financial condition of AHIHL and its Consolidated Subsidiaries as at the date thereof and the results of their operations for the period covered thereby (subject to normal year-end audit adjustments). All the foregoing financial statements were prepared in accordance with GAAP. Since December 31, 2005, there has been no Material Adverse Effect.

          SECTION 3.05. Litigation. There are no suits or proceedings (including proceedings by or before any arbitrator, government commission, board, bureau or other administrative agency) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Consolidated Subsidiaries that constitute a Material Adverse Effect.

          SECTION 3.06. ERISA. The Company has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each employee benefit plan of the Company subject to such standards and is in compliance in all material respects with the applicable provisions of ERISA, and has not incurred any liability to the PBGC or any employee benefit plan of the Company under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          SECTION 3.07. Environmental Matters. Each of the Company and its Consolidated Subsidiaries has obtained all permits, licenses and other authorizations which are required under all Environmental Laws, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemical, or industrial, toxic or hazardous substances or wastes, except to the extent failure to have any such permit, license or authorization does not constitute a Material Adverse Effect. The Company and its Consolidated Subsidiaries are in compliance with all terms and conditions of all required permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables, contained in those laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply does not constitute a Material Adverse Effect.

          SECTION 3.08. Federal Regulations. No part of the proceeds of any Loans will be used for any purpose which violates the provisions of the Regulations of the Board including, without limitation, Regulations T, U and X of the Board as in effect from time to time.

          SECTION 3.09. Investment Company Status. Neither the Company nor any of its Consolidated Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

          SECTION 3.10. Scheduled Debt. Schedule 3.10 sets out all of the Debt for borrowed money of the Consolidated Subsidiaries of the Company as of the Effective Date of which the Company, having made all due inquiry, was, at such date, aware (the "Scheduled Debt").

                                   ARTICLE IV

                                   Conditions

          SECTION 4.01. Conditions to Effectiveness. This amended and restated Five Year Credit Agreement shall become effective on, and only on, the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 10.02):

          (i) The Administrative Agent shall have received at least one executed counterpart of this Agreement from the Company, each Borrowing Subsidiary named herein, each Agent, each Issuing Bank and each Lender, and arrangements satisfactory to the Administrative Agent shall have been made for the delivery of additional executed counterparts, sufficient in number for distribution to the Agents, the Issuing Banks, the Lenders and the Company, together with all Exhibits thereto;

          (ii) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Issuing Banks and the Lenders and dated the Effective Date) of counsel to the Company and AHIHL, substantially in the form of Exhibit C-1;

          (iii) The Administrative Agent shall have received documents and certificates relating to the organization, existence and good standing of the Company and AHIHL, the authorization of the Transactions, the incumbency of the persons executing this Agreement on behalf of the Company and AHIHL and any other legal matters relating to the Company and AHIHL, this Agreement or the Transactions reasonably requested by the Administrative Agent or the Lenders, all in form and substance satisfactory to the Administrative Agent;

          (iv) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance as of the Effective Date with the conditions set forth in paragraphs (a) and (b) of Section 4.02; and

          (v) The Administrative Agent and each Lender (and its Affiliates) shall have received all fees and other amounts due and payable or accrued (whether or not at the time due and payable) under the Existing Credit Agreement on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

          SECTION 4.02. Conditions to Each Credit Event. The obligation of each Lender to make a Loan to any Borrower on the occasion of any Borrowing, and the obligation of each Issuing Bank to issue, renew, extend or increase the amount of any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct on and as of the date of such Credit Event; and

          (b) At the time of and immediately after giving effect to such Credit Event, no Default shall have occurred and be continuing (and for purposes of this condition, as it shall apply to any Credit Event relating to AHIHL, the proviso in clause (d) of Article VII shall be disregarded with the same effect as if it had not been included in this Agreement); provided that, nothing in this paragraph shall prevent the Company or any Guaranteed Borrowing Subsidiary from incurring Loans the proceeds of which will be used to repay outstanding Loans of AHIHL during the occurrence and continuance of a Default under Section 6.05(b) or Section 6.07.

Each Credit Event shall be deemed to constitute a representation and warranty by the respective Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

          SECTION 4.03. Conditions to Initial Borrowing by each Borrowing Subsidiary. The obligation of each Lender to make a Loan to any Borrowing Subsidiary and the obligation of each Issuing Bank to issue, renew, extend or increase the amount of any Letter of Credit for the account of any Borrowing Subsidiary, is subject to the satisfaction (or waiver in accordance with Section 10.02) of the following conditions:

          (a) With respect to any Borrowing Subsidiary not already party hereto, the Administrative Agent (or its counsel) shall have received such Borrowing Subsidiary's Borrowing Subsidiary Agreement, duly executed by all parties thereto;

          (b) The Administrative Agent shall have received such documents and certificates, including such opinions of counsel (which opinions shall be substantially in the form of Exhibit C-2 hereto or otherwise satisfactory to the Administrative Agent), as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions by such Borrowing Subsidiary, the incumbency of the persons executing any Loan Document on behalf of such Borrowing Subsidiary and any other legal matters reasonably relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel; and

          (c) With respect to the initial Loan made to, or initial Letter of Credit issued for the account of, AHIHL, the Administrative Agent and the Lenders shall have received audited consolidated financial statements for AHIHL and its Consolidated Subsidiaries for the fiscal year ended December 31, 2005, in form and substance consistent in all material respects with the unaudited financials statements of AHIHL referred to in Section 3.04.

                                    ARTICLE V

                              Affirmative Covenants

          Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, and Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Company and the Borrowing Subsidiaries covenants and agrees with the Lenders that:

          SECTION 5.01. Financial Statements and Other Information. The Company will furnish to each Lender:

          (a) as soon as available and in any event within 100 days after the end of each of its fiscal years, a copy of the Company's Form 10-K for such fiscal year filed with the SEC containing a consolidated balance sheet as at the close of such fiscal year, statements of consolidated income and retained earnings and a statement of consolidated cash flows for such year, setting forth in comparative form the corresponding figures for the preceding fiscal year and certified by Ernst &

     Young, LLP, or other independent public accountants selected by the Company and satisfactory to the Lenders (it being agreed that (A) no breach of the requirements of this Section shall occur as a result of a change in the reporting requirements of the SEC and (B) in the event any of the financial statements referred to in this paragraph shall no longer be required to be included in the Company's Form 10-K, the Company shall nevertheless furnish such financial statements), and as soon as available and in any event within 150 days after the end of each of its fiscal years (i) an unaudited consolidated balance sheet as at the close of such fiscal year and statement of consolidated income for such year of each Guaranteed Borrowing Subsidiary, together with a certificate of a Financial Officer of the Company to the effect that such financial statements have been accurately compiled from the accounting records of such Borrowing Subsidiary and its Subsidiaries and (ii) a copy of the consolidated balance sheet of AHIHL as at the close of such fiscal year, statements of consolidated income and retained earnings and a statement of consolidated cash flow for such fiscal year, certified by Ernst & Young, LLP, or other independent public accountants selected by AHIHL and satisfactory to the Lenders;

          (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each of its fiscal years, (i) a copy of the Company's Form 10-Q for each such quarter filed with the SEC containing a consolidated balance sheet as at the end of such quarter, a statement of consolidated income and a statement of consolidated cash flows for such period, prepared on a basis consistent with the corresponding period of the preceding fiscal year, except as disclosed in said financial statements or otherwise disclosed to the Lenders in writing, and certified by a Financial Officer of the Company, subject however, to year-end and audit adjustments (it being agreed that in the event such financial statements of the Company shall no longer be required to be included in Form 10-Q, the Company shall nevertheless furnish such financial statements) and (ii) an unaudited consolidated balance sheet as at the close of such fiscal quarter and statement of consolidated income for such quarter of AHIHL, together with a certificate of a Financial Officer of the Company to the effect that such financial statements have been accurately compiled from the accounting records of AHIHL and its Subsidiaries;

          (c) within 120 days after the end of each fiscal year of the Company, a certificate of the independent public accountants referred to in paragraph (a) above as to whether, during the course of their examination of the Company's financial statements, they obtained any knowledge of any Default, insofar as such Default involves accounting matters;

          (d) (i) within 120 days after the end of each fiscal year of the Company and within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a statement, signed by a Financial Officer of the Company, setting forth the computations of the Company Capitalization Ratio and if the Company is at such time required to comply with Section 6.06, the Leverage Ratio as of the end of each such fiscal year and each such quarter and (ii) if AHIHL is at such time required to comply with Sections 6.05(b) or 6.07(b), within 150 days after the end of each fiscal year of the Company, a statement, signed by a Financial Officer of AHIHL, setting forth computations of the AHIHL Capitalization Ratio and computations demonstrating compliance with Section 6.07(b);

          (e) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and regular or special reports (other than reports on Form 10-K and Form 10-Q but including those on Form 8-K) and registration statements under the Securities Act of 1933, as amended (other than those on Form S-8 or any successor form relating to the registration of securities offered pursuant to any employee benefit plan) which the Company sends to its stockholders or files with the SEC (or any successor governmental authority);

          (f) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidating balance sheet of the Company and its Consolidated Subsidiaries as at the close of such fiscal year and consolidating statements of income and retained earnings of the Company and its Consolidated Subsidiaries for such year;

          (g) promptly following a request therefor, any documentation or other information that a Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act; and

          (h) from time to time such further information regarding the business, affairs and financial condition of the Company and its Subsidiaries as the Lenders shall reasonably request.

          (i) Information required to be delivered pursuant to Section 5.01(a) and (b) and Section 5.01(e) (but only with respect to information filed with the SEC or any successor governmental authority and not with respect to information sent to stockholders) shall be deemed to have been delivered on the date on which the Company provides notice to the Administrative Agent that such information has been posted on the Company's website on the Internet at http://www.hess.com or at http://www.sec.gov; provided that the Company shall deliver paper copies of the information referred to in
     Section 5.01(a) and (b) or Section 5.01(e) after the date delivery is required thereunder to any Lender which requests such delivery within 5 Business Days after such request.

          SECTION 5.02. Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that constitutes a Material Adverse Effect; and

          (c) any other development that constitutes a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of its Consolidated Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises necessary to the conduct of its business, except, in the case of the legal existence of any such Consolidated Subsidiary or any such right, license, permit, privilege or franchise, where the failure to so preserve, renew and keep in full force and effect does not constitute a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.02.

          SECTION 5.04. Compliance with Contractual Obligations. The Company will, and will cause each of its Consolidated Subsidiaries to, comply with all its Contractual Obligations except to the extent that failure to comply therewith does not, in the aggregate, constitute a Material Adverse Effect.

          SECTION 5.05. Insurance. The Company will, and will cause each of its Consolidated Subsidiaries to, maintain in full force and effect such policies of insurance in such amounts issued by insurers of recognized responsibility covering the properties and operations of the Company and its Consolidated Subsidiaries as is customarily maintained by corporations engaged in the same or similar business in the localities where the properties and operations are located, including but not limited to insurance in connection with the disposal, handling, storage, transportation or generation of hazardous materials; provided, however, that nothing shall prevent the Company or any of its Consolidated Subsidiaries from effecting workers' compensation or similar insurance in respect of operations in any state or other jurisdiction through an insurance fund operated by such state or jurisdiction or from maintaining a system or systems of self-insurance covering its properties or operations as provided above to the extent that such self-insurance is customarily effected by corporations engaged in the same or similar businesses similarly situated and is otherwise prudent in the circumstances.

          SECTION 5.06. Compliance with Laws. The Company will, and will cause each of its Consolidated Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, does not constitute a Material Adverse Effect.

          SECTION 5.07. Use of Proceeds. The proceeds of the Loans will be applied by the Company and the Borrowing Subsidiaries:

          (a) to refinance amounts outstanding from time to time under the Company's commercial paper program;

          (b) to meet part of the working capital and general corporate requirements of the Company and its Subsidiaries including the payment of maturing commercial paper;

          (c) for the payment of dividends and distributions by the Company and its Subsidiaries; and

          (d) for general corporate purposes.

          The Letters of Credit will be used for general corporate purposes of the Company and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X of the Board as in effect from time to time.

                                   ARTICLE VI

                               Negative Covenants

          Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, and Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Company and the Borrowing Subsidiaries covenants and agrees with the Lenders that:

          SECTION 6.01. Liens. The Company will not, and will not permit any of its Consolidated Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Permitted Encumbrances;

          (b) any Lien on any property or asset of the Company or any of its Consolidated Subsidiaries existing on Effective Date and set forth in
     Schedule 6.01; provided that (i) such Lien shall not apply to any other property or asset of the Company or any of its Consolidated Subsidiaries and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any of its Consolidated Subsidiaries or existing on any property or asset of any Person that becomes a Consolidated Subsidiary after the date hereof prior to the time such Person becomes a Consolidated Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Consolidated Subsidiary, (ii) such Lien shall not apply to any other property or assets of the Company or any of its Consolidated Subsidiaries and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Consolidated Subsidiary, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (d) Liens securing or consisting of Debt of the Company and its Consolidated Subsidiaries incurred to finance the acquisition of fixed or capital assets; provided that (i) such Liens shall be created substantially simultaneously with such acquisition, (ii) such Liens securing such Debt do not at any time encumber any property other than the property financed by such Debt and (iii) the principal amount of Debt secured by any such Lien shall at no time exceed 100% of the original purchase price of such assets (in the case of a purchase) or fair value of such property at the time it was acquired (in all other cases);

          (e) Liens to secure Debt of the Company and its Consolidated Subsidiaries not otherwise permitted by this Section 6.01, to the extent that the aggregate Debt secured thereby does not exceed 15% of the Consolidated Net Tangible Assets of the Company and its Consolidated Subsidiaries; and

          (f) Liens on assets of any Consolidated Subsidiary of the Company securing indebtedness owed to the Company or any other Consolidated Subsidiary of the Company.

          SECTION 6.02. Fundamental Changes. (a) The Company will not consolidate with or merge into any other Person, or permit any Person to merge or consolidate into it, or make any sale or other disposition of all or substantially all of its assets to, or acquire substantially all of the assets of, any other Person, or liquidate or dissolve unless:

          (i) the survivor of any such merger or consolidation or the purchaser or acquiror of such assets shall be a corporation incorporated under the laws of one of the States of the United States and not more than 25% of the voting stock (assuming the conversion of all convertible securities and exercise of all options, rights or warrants) of such survivor or such purchaser shall be owned by such other Person or its owners and shareholders;

          (ii) such survivor or such purchaser (if not the Company) shall expressly assume the obligations of the Company under this Agreement pursuant to documentation in form and substance satisfactory to the Administrative Agent; and (iii) at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing and the Company shall have furnished the Administrative Agent with evidence of compliance with the provisions of this Section 6.02.

          (b) The Company will not, and will not permit any of its Consolidated Subsidiaries to, engage to any material extent in any business other than energy-related businesses.

          SECTION 6.03. Restrictive Agreements. The Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Significant Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company.

          SECTION 6.04. Future Subsidiary Guaranties. The Company will not permit any Subsidiary to Guaranty any other Debt of the Company unless such Subsidiary simultaneously executes a guaranty agreement in a form and substance reasonably satisfactory to the Administrative Agent for the Guaranty of the payment of the obligations hereunder; provided, however, that the Company shall not be obligated to provide any such Guaranty if the provision of such Guaranty would result in an adverse Tax consequence to the Company or its Subsidiaries.

          SECTION 6.05. Capitalization Ratios. (a) The Company shall not permit the Company Capitalization Ratio to exceed 0.625 to 1.000.

          (b) AHIHL shall not permit the AHIHL Capitalization Ratio to exceed
0.55 to 1.00 at any time when Loans of AHIHL or Letters of Credit issued for the account of AHIHL are outstanding.

          SECTION 6.06. Leverage Ratio. At any time when the Applicable Margin with respect to a Eurodollar Revolving Loan would be determined by reference to Level IV or Level V of the table included in the definition of "Applicable Margin", the Company shall not permit the Leverage Ratio at any time to exceed
3.50 to 1.00; provided, however, that if at any time after the date hereof the Company's Public Debt Ratings from Moody's and S&P shall simultaneously be Baa3 or higher and BBB- or higher, respectively, this Section shall cease to be of any further force or effect and shall be deemed deleted from this Agreement.

          SECTION 6.07. Covenants of AHIHL. The following covenants will be applicable at all times when (but only when) Loans incurred by, and Letters of Credit issued for the account of, AHIHL are outstanding:

          (a) AHIHL will not, and will not permit any of its Subsidiaries to, merge with or into or consolidate with any other Person; provided, that any Subsidiary of AHIHL may (i) merge into AHIHL in a transaction in which AHIHL is the surviving or resulting Person or (ii) merge with or into or consolidate with any other Person so long as no Default or Event of Default (including under paragraph (b) below) would occur or be continuing after giving effect thereto.

          (b) AHIHL will not, and will not permit any of its Subsidiaries to, sell or otherwise transfer to any Person or Persons other than AHIHL or one of its wholly owned

     Subsidiaries (including by means of any merger or consolidation of a Subsidiary of AHIHL with any other Person or Persons) any assets; provided, that (i) AHIHL and its Subsidiaries may sell inventory in the ordinary course of their businesses and (ii) AHIHL and its Subsidiaries may sell or otherwise transfer assets at any time, so long as (x) the fair market value of all assets sold or transferred pursuant to this clause (ii) by AHIHL and its Subsidiaries after the Effective Date but more than one year prior to such time minus (y) an amount equal to the aggregate fair market value of the consideration received for sales or transfers referred to in the preceding clause (x) that shall consist of, or that shall have been reinvested in, within twelve months of receipt, property (including oil and gas properties), plant or equipment used or useful in the businesses of AHIHL and its Subsidiaries, shall not exceed $1,395,000,000. For purposes of the foregoing, the fair market value of any asset sold or purchased in an arms' length transaction with a Person that is not an Affiliate of AHIHL will be deemed to be the amount or value of the consideration received or paid for such asset (with the value of any consideration received or paid in such a transaction that does not consist of cash or cash equivalents to be determined in good faith by the Board of Directors of AHIHL). Notwithstanding the foregoing, AHIHL will not, and will not permit any of its Subsidiaries to, sell or otherwise transfer to any Person or Persons other than AHIHL or one of its wholly owned Subsidiaries any assets (other than inventory sold in the ordinary course of their businesses) if as a result thereof the book value of the total assets of AHIHL and its Subsidiaries would be less than $5,000,000,000.

          (c) AHIHL will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except Liens permitted under Section 6.01 (other than clause (f) thereof); provided that, for the purposes of this paragraph (c), the basket amount described in Section 6.01(e) will be deemed to be 10% of Consolidated Net Tangible Assets of AHIHL and its Consolidated Subsidiaries.

          (d) AHIHL will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) any such transactions at prices and on terms and conditions not less favorable to AHIHL or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (ii) any such transactions between or among AHIHL and its wholly owned Subsidiaries not involving any other Affiliate or (iii) any such transactions that, in the aggregate, would not represent substantial net transfers of value by AHIHL and its Subsidiaries to other Affiliates or materially and adversely affect the creditworthiness of AHIHL.

          (e) Notwithstanding anything to the contrary in this Section 6.07, so long as AHIHL shall be in compliance with Section 6.05(b) at the time of and after giving effect to such transactions, AHIHL will be permitted to make total distributions of up to $3,000,000,000 of cash and notes to its shareholders through the distribution to such shareholders of promissory notes bearing interest at arms' length rates, and to pay the principal of and interest on any promissory notes so distributed.

                                   ARTICLE VII

                                Events of Default

          If any of the following events ("Events of Default") shall occur:

          (a) any Borrower shall be in default in the payment when due of any principal of any Loan on the maturity date thereof or any reimbursement obligation in respect of any LC Disbursement on the date on which the same shall become due;

          (b) any Borrower shall be in default for five days in the payment when due of any interest on any Loan or any other amount (other than principal) due hereunder;

          (c) any representation or warranty made or deemed made by any Borrower in Article III or in any certificate of any Borrower furnished to the Administrative Agent, any Issuing Bank or any Lender hereunder shall prove to have been incorrect, when made or deemed made, in any material respect; provided, however, that no such representation or warranty contained in
     Section 3.04 or 3.05 shall be deemed to have been incorrect when made by such Borrower by reason of any facts or circumstances disclosed in any financial statements or reports furnished under Section 5.01 and received by the Lenders not later than 45 days prior to, or otherwise specifically disclosed in writing to the Lenders at least 15 days prior to, the date such representation and warranty is made or deemed to be made in connection with the entering into of this Agreement or in connection with the making of a Loan to a Borrower on the occasion of any Borrowing as contemplated in
     Section 4.02;

          (d) any Borrower shall be in default in the performance of (i) any covenant applicable to it contained in Section 5.07, 6.01, 6.02, 6.03, 6.04, 6.05(a) or 6.06 for five consecutive days after such default shall have become known to such Borrower, (ii) any covenant applicable to AHIHL contained in Section 6.05(b) or 6.07 for 15 consecutive days after such default shall have become known to AHIHL or (iii) any other covenant, condition or agreement applicable to it contained in this Agreement for 30 consecutive days after such default shall have become known to such Borrower; provided, that no Default or Event of Default shall be deemed to exist as a result of the failure of AHIHL to perform any covenant contained in Section 6.05(b) or 6.07 at a time when no Loan to, or Letter of Credit issued for the account of, AHIHL shall be outstanding;

          (e) any obligation of any Borrower in respect of any Material Indebtedness now or hereafter outstanding shall become due by its terms whether by acceleration or otherwise and shall not be paid, extended or refunded or any default or event of default shall occur in respect of any such obligation and shall continue for a period of time sufficient to cause or permit the acceleration of maturity thereof, or any Borrower shall fail to pay any Swap Payment Obligation of such Borrower in excess of $10,000,000 when due and payable (whether by acceleration or otherwise), unless such Borrower is contesting such Swap Payment Obligation in good faith by appropriate proceedings and has set aside appropriate reserves relating thereto in accordance with GAAP; provided that in the case of any guaranties, endorsements and other contingent obligations in respect of any such obligation for borrowed money of an entity other than such Borrower (all of the foregoing being herein called "Accommodation Guaranty Indebtedness"), a default with respect to any evidence of Accommodation Guaranty Indebtedness of such Borrower or under any agreement under which any such evidence of Accommodation Guaranty Indebtedness may be outstanding shall constitute an Event of Default hereunder only if there shall have been a default in the performance by such Borrower of its obligations with respect to such Accommodation Guaranty Indebtedness and such default shall continue for more than 30 days after a holder or beneficiary of such Accommodation Guaranty Indebtedness shall have demanded the performance of such obligation;

          (f) final judgment for the payment of money in excess of $10,000,000 shall be rendered against the Company (or against AHIHL at any time when Loans to or Letters of Credit issued for the account of AHIHL are outstanding), and the same shall remain undischarged for a period of 60 days during which the judgment shall not be on appeal or execution thereof shall not be effectively stayed;

          (g) the Company or any of its Significant Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, administrator or liquidator of itself or of all or a substantial part of its assets, (ii) be unable, or admit in writing its inability or failure, to pay its debts generally, (iii) make a general assignment for the benefit of creditors,
     (iv) be adjudicated a bankrupt or insolvent, (v) commence any case, proceeding or other action under any existing or future law relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or an arrangement with creditors or taking advantage of any insolvency law or proceeding for the relief of debtors, or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

          (h) any case, proceeding or other action shall be instituted in any court of competent jurisdiction against the Company or any of its Significant Subsidiaries, seeking in respect of the Company or any of its Significant Subsidiaries adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, administration, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, administrator, liquidator or the like of the Company or any of its Significant Subsidiaries or of all or any substantial part of its assets, or other like relief in respect of the Company or any of its Significant Subsidiaries under any bankruptcy or insolvency law, and such case, proceeding or other action results in an entry of an order for relief or any such adjudication or appointment or if such case,

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                                                                              61


     proceeding or other action is being contested by such Company or any of its Significant Subsidiaries in good faith, the same shall continue undismissed, or unstayed and in effect, for any period of 60 consecutive days;

          (i) at any time subsequent to December 31, 2005 and prior to the Maturity Date, Continuing Directors shall fail to constitute at least a majority of the Board of Directors of the Company; for the foregoing purpose, the term "Continuing Directors" means those persons who were directors of the Company on December 31, 2005 and any person whose election or nomination for election as a director of the Company at any time subsequent thereto was approved by at least a majority of the persons who were then Continuing Directors; or

          (j) at any time when any Loans to or Letters of Credit issued for the account of AHIHL are outstanding, AHIHL shall fail to be a wholly owned Subsidiary of the Company;

then, and in every such event (other than an event with respect to a Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of the Required Lenders, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to a Borrower described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

                                  ARTICLE VIII

                            The Administrative Agent

          Each of the Lenders and each of the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or Issuing Bank as any other Lender or

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                                                                              62


Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any of its Subsidiaries thereof or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or all the Lenders to the extent required by Section 10.02 or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by a Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or
(v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more subagents appointed by the Administrative Agent. The Administrative Agent and any such subagent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such subagent and to the Related Parties of the Administrative Agent and any such subagent,

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                                                                              63


and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint one of the Lenders a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and in consultation with the Company, appoint one of the Lenders as a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Issuing Bank or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

          The Co-Syndication Agents and the Co-Documentation Agents shall not have any duties or responsibilities hereunder in their capacities as such.

                                   ARTICLE IX

                                    Guarantee

          In order to induce the Lenders to extend credit to the Borrowing Subsidiaries hereunder and to induce the Issuing Banks to issue Letters of Credit for the accounts of the Borrowing Subsidiaries hereunder, the Company hereby irrevocably and unconditionally guarantees the Guaranteed Obligations. The Company further agrees that the due and punctual payment of the Guaranteed Obligations may be extended or

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                                                                              64


renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Guaranteed Obligation.

          The Company waives presentment to, demand of payment from and protest to any Borrowing Subsidiary of any of its Guaranteed Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment and all other notices, demands and protests and formalities of any kind which may otherwise constitute grounds for relieving the Company of its obligations hereunder. The obligations of the Company hereunder shall not be affected by (a) the failure of any Lender or Issuing Bank, as the case may be, to assert any claim or demand or to enforce any right or remedy against any Borrowing Subsidiary under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Guaranteed Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement or any other Loan Document or agreement; (d) the failure or delay of any Lender or Issuing Bank, as the case may be, to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; (e) the failure of any Lender or Issuing Bank, as the case may be, to assert any claim or demand or to enforce any remedy under any Loan Document or any other agreement or instrument; (f) any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations;
(g) any lack of validity or unenforceability of this Agreement or any other Loan Document; (h) any change in ownership of any Borrower or any merger or consolidation of any Borrower with any other Person, (i) any other circumstance which may constitute a defense (other than payment in full of the Guaranteed Obligations) or (j) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of the Company as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

          The Company further agrees that its guarantee hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Lender or Issuing Bank, as the case may be, to any balance of any deposit account or credit on the books of any Lender or Issuing Bank, as the case may be, in favor of any Borrower or Subsidiary or any other Person.

          The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations, any impossibility in the performance of the Guaranteed Obligations or otherwise.

          The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any

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                                                                              65


Lender or Issuing Bank as applicable, upon the bankruptcy or reorganization of any Borrowing Subsidiary or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Lender or Issuing Bank may have at law or in equity against the Company by virtue hereof, upon the failure of any Borrowing Subsidiary to pay any Guaranteed Obligation of such Borrowing Subsidiary when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent (which demand shall not be required if not allowed due to the existence of a bankruptcy or similar proceeding and is hereby waived by the Company in the event of such circumstances), forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Lenders in cash an amount equal the unpaid principal amount of such Guaranteed Obligation. The Company further agrees that if payment in respect of any Guaranteed Obligation shall be due in a currency other than dollars and/or at a place of payment other than New York and if, by reason of any legal prohibition, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Guaranteed Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any Lender, not consistent with the protection of its rights or interests, then, at the election of such Lender, the Company shall make payment of such Guaranteed Obligation in dollars (based upon the applicable exchange rate in effect on the date of payment) and/or in New York, and shall indemnify such Lender against any losses or expenses (including losses or expenses resulting from fluctuations in exchange rates) that it shall sustain as a result of such alternative payment.

          Upon payment in full by the Company of any Guaranteed Obligation, each Lender shall, in a reasonable manner, assign to the Company the amount of such Guaranteed Obligation owed to such Lender and so paid, such assignment to be pro tanto to the extent to which the Guaranteed Obligation in question was discharged by the Company, or make such disposition thereof as the Company shall direct (all without recourse to any Lender and without any representation or warranty by any Lender). Upon payment by the Company of any sums as provided above, all rights of the Company against the applicable Borrowing Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Guaranteed Obligations owed by such Borrowing Subsidiary to the Lenders.

                                    ARTICLE X

                                  Miscellaneous

          SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or
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                                                                              66


overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Company, to Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036, Attention of Treasurer (Telecopy No.
     (212) 536-8617);

          (b) if to any Borrowing Subsidiary, to it in care of the Company as provided in paragraph (a) above;

          (c) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan & Agency Services, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of Claudette Reid (Fax No. (713) 427-6307);

          (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire; and

          (e) if to an Issuing Bank, to it at the address specified in paragraph
     (c) above or, if such Issuing Banks shall not also be a Lender, to it at the address most recently specified by it in a notice delivered to the Administrative Agent and the Company.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 10.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the

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                                                                              67


written consent of each Lender and Issuing Bank affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees or any other amount payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender, (vi) release the Company from its obligations under Article IX without the written consent of each Lender or (vii) increase the AHIHL Sublimit without the written consent of each Lender; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent and (B) no amendment, modification or waiver of this Agreement or any provision hereof that would alter the rights or duties of any Issuing Bank hereunder shall be effective without the written consent of such Issuing Bank.

          SECTION 10.03. Expenses; Indemnity; Damage Waiver. (a) The Borrowers agree to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

          (b) The Borrowers agree to indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated

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                                                                              68


by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or its Affiliates or from a breach of this Agreement by such Indemnitee.

          (c) To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent or any Issuing Bank under paragraph
(a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or such Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such.

          (d) To the extent permitted by applicable law, no Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Participants and the Related Parties of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and participations in LC Disbursements at the time owing to it); provided that (i) each of the Company (except that (A) in the case of an assignment to a Lender or an Affiliate of a Lender or to any funds that invests in bank loans and is administered or

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                                                                              69


managed by a Lender or an Affiliate of a Lender or (B) upon the occurrence and during the continuance of an Event of Default, the consent of the Company shall not be required), the Administrative Agent and in the case of any assignment of a Commitment, each Issuing Bank must give their prior written consent to such assignment (which consent shall not be unreasonably withheld, it being agreed that none of the Company, the Administrative Agent or any Issuing Bank will be deemed to have acted unreasonably if it refuses to consent to an assignment to an institution whose unsecured long-term deposit obligations or senior, unsecured, non-credit-enhanced long-term indebtedness for borrowed money shall not have ratings of at least BBB from S&P and Fitch and Baa2 from Moody's), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together (except in the case of an assignment by a Lender to one of its Affiliates or an assignment as a result of any of the events contemplated by
Section 2.18) with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of each Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Lenders and the Issuing Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The

Register shall be available for inspection by any Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of any Borrower, the Administrative Agent or the Issuing Banks, sell participations to one or more banks or other entities (each a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participations sold to such Participant, unless the sale of the participations to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participations sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.16(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

          SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 10.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 10.06. USA Patriot Act. Each Lender hereby notifies the Company that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with its requirements.

          SECTION 10.07. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 10.08. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 10.09. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (a) to or for the credit or the account of the Company against any of and all the obligations of the Company or any Borrower, and (b) to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower, now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. For purposes of this Section 10.09 and without limitation, the Guarantee by the Company of the Guaranteed Obligations shall constitute an obligation of the Company.

          SECTION 10.10. Governing Law; Jurisdiction; Consent to Service of Process; Process Agent; Waiver of Immunity. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender or Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

          (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices to it in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 10.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 10.13. Confidentiality. Each of the Administrative Agent and the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any securitization, swap or derivatives transaction relating to the Company, any Subsidiaries and the obligations hereunder, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis from a source other than a Borrower. For the purposes of this Section, "Information" means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Borrowers; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 10.14. Designation of AHIHL as a Guaranteed Borrowing Subsidiary. The Company may at any time designate AHIHL as a Guaranteed Borrowing Subsidiary by delivery to the Administrative Agent of a written notice of such designation in the form attached as Exhibit G hereto and executed by AHIHL and the Company. At all times after the delivery of such a notice, (a) AHIHL shall for all purposes of this Agreement be a Guaranteed Borrowing Subsidiary, (b) the obligations of AHIHL under this Agreement and the other Loan Documents shall constitute Guaranteed Obligations and (c) each provision of this Agreement uniquely applicable to AHIHL (including (i) clause (c) of Section 2.01, (ii) clause (iv) of Section 2.05(b), (iii) clause (ii) of the first sentence of Section 2.04(a), (iv) the parenthetical in Section 4.02(b), (v)
Section 4.03(c), (vi) clause (ii) of Section 5.01(a), (vii) clause (ii) of
Section 5.01(b), (viii) clause (ii) of Section 5.01(d), (ix) Section 6.05(b),
(x) Section 6.07, (xi) clause (ii) of paragraph (d) of Article VII, (xii) the parenthetical in paragraph (f) of Article VII and (xiii) paragraph (j) of
Article VII) shall be of no further force or effect with the same effect as if it shall have been deleted from this Agreement.

          SECTION 10.15. AHIHL Debt. The parties hereto acknowledge and agree that any Debt of AHIHL (including without limitation any Debt owing to any of its Affiliates) shall rank pari passu with the obligations of AHIHL hereunder, unless such Debt is expressly subordinated to such obligations.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        HESS CORPORATION,


                                        by /s/ Robert J. Vogel
                                           ----------------------------------
                                        Name: Robert J. Vogel
                                        Title: Vice President and Treasurer


                                        AMERADA HESS OIL AND GAS HOLDINGS INC.,
                                        as a Borrowing Subsidiary,


                                        by /s/ Robert S. Vogel
                                           ----------------------------------
                                        Name: Robert S. Vogel
                                        Title: Treasurer


                                        HESS OIL VIRGIN ISLANDS CORPORATION, as
                                        a Borrowing Subsidiary,


                                        by /s/ Robert J. Vogel
                                           ----------------------------------
                                        Name:  Robert J. Vogel
                                        Title: Assistant Treasurer


                                        AMERADA HESS INTERNATIONAL HOLDINGS
                                        LIMITED, as a Borrowing Subsidiary,


                                        by /s/ Robert J. Vogel
                                           ----------------------------------
                                        Name: Robert J. Vogel
                                        Title: Treasurer

                                        JPMORGAN CHASE BANK, N.A., individually, as Administrative Agent and as an Issuing Bank,


                                        by /s/ Beth Lawrence
                                           -------------------------------------
                                        Name: Beth Lawrence
                                        Title: Managing Director


                                        BANK OF AMERICA, N.A., individually, and as an Issuing Bank,


                                        by /s/ Ronald E. McKaig
                                           -------------------------------------
                                        Name: Ronald E. McKaig
                                        Title: Senior Vice President


                                        BNP PARIBAS, individually, and as an
                                        Issuing Bank,


                                        by /s/ Brian M. Malone
                                           -------------------------------------
                                        Name: Brian M. Malone
                                        Title: Managing Director


                                        by /s/ Greg Smothers
                                           -------------------------------------
                                        Name: Greg Smothers
                                        Title: Vice President


                                        THE ROYAL BANK OF SCOTLAND PLC,
                                        individually, and as an Issuing Bank,


                                        by  /s/ Paul McDonagh
                                           -------------------------------------
                                        Name: Paul McDonagh
                                        Title: Managing Director

                                        BAYERISCHE LANDESBANK,
                                        Cayman Islands Branch:


                                        by /s/ Nikolai von Mengden
                                           -------------------------------------
                                        Name: Nikolai von Mengden
                                        Title: Senior Vice President


                                        by /s/  Norman McClave
                                           -------------------------------------
                                        Name: Norman McClave
                                        Title: First Vice President


                                        THE BANK OF NOVA SCOTIA, individually,
                                        and as an Issuing Bank,


                                        by /s/ V.H. Gibson
                                           -------------------------------------
                                        Name: V.H. Gibson
                                        Title: Assistant Agent


                                        CITIBANK, N.A., individually, and as an
                                        Issuing Bank,


                                        by /s/ Shirley Burrow
                                           -------------------------------------
                                        Name: Shirley Burrow
                                        Title: Attorney-in-fact


                                        THE BANK OF TOKYO-MITSUBISHI
                                        UFJ, LTD. NEW YORK BRANCH


                                        by /s/ Lillian Kim
                                           -------------------------------------
                                        Name: Lillian Kim
                                        Title: Authorized Signatory

                                        DNB NOR BANK ASA, individually, and
                                        as an Issuing Bank,

                                        by /s/ Philip E. Kurpewth
                                           -------------------------------------
                                        Name: Philip E. Kurpewth
                                        Title: SVP


                                        by /s/ Tor Ivar Hansen
                                           -------------------------------------
                                        Name: Tor Ivar Hansen
                                        Title: Assistant Vice President


                                        ING CAPITAL, individually, and as an
                                        Issuing Bank,


                                        by /s/ Cheryl LaBelle
                                           -------------------------------------
                                        Name: Cheryl LaBelle
                                        Title: Managing Director


                                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        individually, and as an Issuing Bank,


                                        by /s/ Allison Newman
                                           -------------------------------------
                                        Name: Allison Newman
                                        Title: Vice President


                                        CALYON NEW YORK BRANCH


                                        by /s/ Bertrand Cord'homme
                                           -------------------------------------
                                        Name: Bertrand Cord'homme
                                        Title: Director


                                        by /s/ Darrel Stanley
                                           -------------------------------------
                                        Name: Darrel Stanley
                                        Title: Managing Director

                                        HSBC BANK USA, NA


                                        by /s/ Jose Aldeanueva
                                           -------------------------------------
                                        Name: Jose Aldeanueva
                                        Title: Vice President


                                        THE BANK OF NEW YORK


                                        by /s/ David Sunderwirth
                                           -------------------------------------
                                        Name: David Sunderwirth
                                        Title: Vice President


                                        FORTIS CAPITAL CORP.


                                        by /s/ Michele Jones
                                           -------------------------------------
                                        Name: Michele Jones
                                        Title: Senior Vice President


                                        by /s/ Darrell Holley
                                           ----------------------------
                                        Name: Darrell Holley
                                        Title: Managing Director

                                        STANDARD CHARTERED BANK


                                        by /s/ Frieda Youlios
                                           -------------------------------------
                                        Name: Frieda Youlios
                                        Title: Vice President


                                        by /s/ Robert K. Reddington
                                           -------------------------------------
                                        Name: Robert K. Reddington
                                        Title: AVP


                                        SUMITOMO MITSUI BANKING CORPORATION


                                        by /s/ William M. Ginn
                                           -------------------------------------
                                        Name: William M. Ginn
                                        Title: General Manager


                                        UBS LOAN FINANCE LLC


                                        by /s/ Richard L. Tavrow
                                           -------------------------------------
                                        Name: Richard L. Tavrow
                                        Title: Director


                                        by /s/ Irja R. Otsa
                                           -------------------------------------
                                        Name: Irja R. Otsa
                                        Title: Associate Director

                                        BANCO BILBAO VIZCAYA ARGENTARIA S.A.


                                        by /s/ Hector O. Villegas
                                           -------------------------------------
                                        Name: Hector O. Villegas
                                        Title: Vice President


                                        by /s/ Juan Urquiola
                                           -------------------------------------
                                        Name: Juan Urquiola
                                        Title: SVP


                                        ABN AMRO BANK N.V.,


                                        by /s/ J.A. Conn
                                           -------------------------------------
                                        Name: J.A. Conn
                                        Title: Managing Director


                                        by /s/ M. Aamir Khan
                                           -------------------------------------
                                        Name: M. Aamir Khan
                                        Title: Assistant Vice President


                                        COMMERZBANK AG, NEW YORK AND
                                        GRAND CAYMAN BRANCHES


                                        by /s/ Andrew Campbell
                                           -------------------------------------
                                        Name: Andrew Campbell
                                        Title: Senior Vice President


                                        by /s/ Barbara F. Stacks
                                           -------------------------------------
                                        Name: Barbara F. Stacks
                                        Title: Assistant Vice President

                                        US BANK, N.A.


                                        by /s/ Eric J. Cosgrove
                                           -------------------------------------
                                        Name: Eric J. Cosgrove
                                        Title: Assistant Vice President


                                        COMERICA BANK


                                        by /s/ Sarah R. West
                                           -------------------------------------
                                        Name: Sarah R. West
                                        Title: Assistant Vice President


                                        COMMERCE BANK, N.A.


                                        by /s/ Daniel Csillag
                                           -------------------------------------
                                        Name: Daniel Csillag
                                        Title: Vice President


                                        FIRST COMMERCIAL BANK NEW YORK AGENCY


                                        by /s/ Helen Tong
                                           -------------------------------------
                                        Name: Helen Tong
                                        Title: V.P. & Manager


                                        WELLS FARGO BANK, N.A.


                                        by /s/ Willam S. Rogers
                                           -------------------------------------
                                        Name: Willam S. Rogers
                                        Title: Vice President

                                        CHANG HWA COMMERCIAL BANK, LTD.,
                                        NEW YORK BRANCH:


                                        by /s/ Jim C. Y. Chen
                                           -------------------------------------
                                        Name: Jim C. Y. Chen
                                        Title: VP & General Manager


                                        CHIAO TUNG BANK CO., LTD.
                                        NEW YORK AGENCY


                                        by /s/ Chun-Kai Hu
                                           -------------------------------------
                                        Name: Chun-Kai Hu
                                        Title: VP & Acting General Manager


                                        MIZUHO CORPORATE BANK, LTD


                                        by /s/ Raymond Ventura
                                           -------------------------------------
                                        Name: Raymond Ventura
                                        Title: Deputy General Manager


                                        BANCO BILBAO VIZCAYA ARGENTARIA S.A.


                                        by /s/ Hector O. Villegas
                                           -------------------------------------
                                        Name: Hector O. Villegas
                                        Title: Vice President


                                        by /s/ Juan Urquiola
                                           -------------------------------------
                                        Name: Juan Urquiola
                                        Title: SVP

                                  SCHEDULE 2.01

                                   COMMITMENTS

LENDER                                    ($MM)
------                                   -------
JPMorgan Chase Bank, N.A.                $220.00
Bank of America, N.A.                    $220.00
BNP Paribas                              $220.00
Citibank, N.A.                           $220.00
Royal Bank of Scotland, PLC              $220.00
Bayerische Landesbank                    $220.00
The Bank of Nova Scotia                  $190.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.   $190.00
DnB NOR Bank ASA                         $125.00
ING Capital LLC                          $125.00
Wachovia Bank, N. A.                     $125.00
Calyon New York Branch                   $100.00
HSBC Bank USA, N. A.                     $100.00
The Bank of New York                     $ 75.00
Fortis Capital Corp.                     $ 75.00
Mizuho                                   $ 75.00
Standard Chartered Bank                  $ 75.00
Sumitomo Mitsui Banking Corporation      $ 75.00
UBS Loan Finance LLC                     $ 75.00
ABN AMRO Bank N.V.                       $ 40.00
Banco Bilbao Vizcaya Argentaria S.A.     $ 40.00
Commerzbank AG                           $ 40.00
US Bank, N.A.                            $ 30.00
Comerica Bank                            $ 25.00
Commerce Bank, N.A.                      $ 25.00
First Commercial Bank                    $ 25.00
Wells Fargo Bank, N.A.                   $ 25.00
Chang Hwa Commercial Bank, Ltd.          $ 15.00
Chiao Tung Bank Co., Ltd.                $ 10.00

                                         $ 3,000

                                  SCHEDULE 2.05

                                 LC COMMITMENTS

LENDER                               $
------                        ---------------
JPMorgan Chase Bank, N.A.     $333,333,333.36
Bank of America, N.A.         $333,333,333.33
BNP Paribas                   $333,333,333.33
Citibank, N.A.                $333,333,333.33
Royal Bank of Scotland, PLC   $333,333,333.33
Wachovia Bank, N.A.           $333,333,333.33
Bank of Nova Scotia           $333,333,333.33
ING Capital LLC               $333,333,333.33
DnB NOR Bank ASA              $333,333,333.33

                                                                   SCHEDULE 3.10

                                HESS CORPORATION
                          CONSOLIDATED SUBSIDIARY DEBT
                                (USD in thousand)

                                                                                 AMOUNT DUE
                                          TERM OF     INTEREST   TOTAL DEBT AT   WITHIN ONE
CONSOLIDATED SUBSIDIARY DEBT               LOAN        RATE(%)     5/12/2006        YEAR
----------------------------           ------------   --------   -------------   ----------
U.S.V.I
   Hess Oil Virgin Islands Corp.
      Virgin Islands University Note    9/91 - 9/07     8.00         $  800        $  400

United Kingdom
   Amerada Hess Limited
      Brittania Capital Lease          9/98 - 12/09     5.00          4,756         1,014
                                                                     ------        ------
Total Consolidated Subsidiary Debt                                   $5,556        $1,414
                                                                     ======        ======

                                                                   SCHEDULE 6.01

                 HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                             EXISTING COMPANY LIENS
                               (USD in thousands)

                                    AS OF
LIENS                             5/12/2006
-----                             ---------
Baldpate Platform Lease            $ 97,234
Enchilada Platform Lease             50,599
Brittania Capital Lease               4,756
Mortgages Payable - Marketing         2,556
                                   --------
Total Consolidated Secured Debt    $155,145
                                   ========

                                                                       EXHIBIT A
                                                             TO CREDIT AGREEMENT

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

          This Assignment and Acceptance (the "Assignment and Acceptance") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Credit Agreement (including any letters of credit included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.   Assignor:                __________________________________________________

2.   Assignee:                __________________________________________________
                              [an Affiliate of [Lender]]

3.   Company:                 HESS CORPORATION

4.   Administrative Agent:    JPMorgan Chase Bank, N.A., as the Administrative
                              Agent under the Credit Agreement

5.   Credit Agreement:        Five-Year Credit Agreement dated as of
                              December 10, 2004, as amended and restated as of May [__], 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time), among HESS CORPORATION, the Borrowing
                              Subsidiaries party thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and issuing banks parties thereto

6.   Assigned Interest:

   Aggregate Amount of            Amount of         Percentage Assigned
   Commitment/Loans/LC        Commitment/Loans/       of Commitment/
Exposure for all Lenders    LC Exposure Assigned   Loans/LC Exposure(1)
-------------------------   --------------------   --------------------
     $__________                 $__________              _____%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

----------
(1) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans /LC Exposure of all Lenders thereunder.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

                                        ASSIGNOR

                                        [NAME OF ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ASSIGNEE

                                        [NAME OF ASSIGNEE]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Consented to and accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


[ISSUING BANK],
as Issuing Bank


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

[Consented to:](2)

HESS CORPORATION


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

----------
(2) To be included only if the consent of the Company is required pursuant to the terms of the Credit Agreement.

                                                                         ANNEX I

                        HESS CORPORATION CREDIT AGREEMENT

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ACCEPTANCE

          1. Representations and Warranties.

          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iii) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Lender organized under the laws of a jurisdiction outside the United States, attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

          3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

                                                                       EXHIBIT B
                                                             TO CREDIT AGREEMENT

                                  FORM OF NOTE

                                                              [__________], 2006

          FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a [__________] corporation (the "Borrower"), unconditionally promises to pay to the order of ________________________ (the "Lender") the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Five-Year Credit Agreement dated as of December 10, 2004, as amended and restated as of May [__], 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Borrowing Subsidiaries party thereto, the financial institutions (including the Lender) from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and issuing banks parties thereto from time to time, on such dates and in such amounts as are set forth in the Credit Agreement. The amounts payable under the Credit Agreement may be reduced only in accordance with the terms of the Credit Agreement. Unless otherwise defined, capitalized terms used herein have the meanings provided in the Credit Agreement.

          The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

          Payments of both principal and interest are to be made without setoff or counterclaim in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent.

          This Note is one of the Notes referred to in, and evidences the Loans made by the Lender under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be or shall automatically become immediately due and payable.

          THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                        [NAME OF BORROWER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                           LOAN AND PRINCIPAL PAYMENTS

                 Amount of     Unpaid
        Amount   Principal   Principal   Notations
Date   of Loan     Repaid     Balance     Made By
----   -------   ---------   ---------   ---------


                                                                     EXHIBIT C-1
                                                             TO CREDIT AGREEMENT

                    FORM OF OPINION OF COUNSEL TO THE COMPANY
                                HESS CORPORATION
                           1185 Avenue of the Americas
                            New York, New York 10036

J. BARCLAY COLLINS, II
Executive Vice President And General Counsel
(212) 536-8577
FAX: (212) 536-8339

                                                                    May 12, 2006

JPMorgan Chase Bank, N.A.
as Administrative Agent
270 Park Avenue
New York, New York 10017

The Lenders, Issuing Banks and other agents party to the Credit Agreement referred to below from time to time

Ladies and Gentlemen:

          I am the general counsel to Hess Corporation, a Delaware corporation (the "Company"), and have acted as such in connection with the preparation, execution and delivery of the Five-Year Credit Agreement, dated as of December 10, 2004, as amended and restated as of May 12, 2006 (the "Credit Agreement") among the Company, Amerada Hess Oil and Gas Holdings Inc. ("AHOGL"), Hess Oil Virgin Islands corporation ("HOVIC") Amerada Hess International Holdings Limited ("AHIHL", and together with AHOGL and HOVIC, the "Borrowing Subsidiaries"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "Administrative Agent") and the other agents from time to time parties thereto.

          The opinions expressed below are furnished to you pursuant to Section 4.01(ii) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          In arriving at the opinions expressed below, I have examined the following documents:

          (a) the Credit Agreement and any Notes signed by the Company (the Credit Agreement and any such Notes being hereinafter referred to collectively as the "Transaction Documents"); and

          (b) such corporate documents and records of the Company and the Borrowing Subsidiaries and such other instruments and certificates of public officials, officers and representatives of the Company, the Borrowing Subsidiaries and other Persons as I have deemed necessary or appropriate for the purpose of the opinion.

          In arriving at the opinions expressed below, I have made such investigations of law as I have deemed appropriate as a basis for such opinions.

          In rendering the opinions expressed below, I have (a) relied as to certain matters of fact on certificates of the officers of the Company and the Borrowing Subsidiaries, (b) assumed, with your permission, without independent investigation or inquiry, (i) the authenticity of all documents submitted as originals, (ii) the genuineness of all signatures on all documents that I have examined (other than those of the Company or the Borrowing Subsidiaries and officers of the Company or the Borrowing Subsidiaries) and (iii) the conformity to authentic originals of documents submitted as certified, conformed or photostatic copies.

          When the opinions expressed below are stated "to the best of my knowledge," I have made reasonable and diligent investigation of the subject matters of such opinions and have no reason to believe that there exist any facts or other information that would render such opinions incomplete or incorrect.

          Based upon and subject to the foregoing, I am of the opinion that:

          1. The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its corporation.

          2. The Company has the corporate power and authority to own, lease and operate its properties and to conduct the business in which it is currently engaged and is duly qualified to transact business as a foreign corporation or other legal entity and is in good standing or appropriately qualified in each jurisdiction where its ownership, leasing, or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to have such power and authority and the failure to be so qualified and in good standing does not, in the aggregate, constitute a Material Adverse Effect.

          3. The Company has the corporate power and authority to make, deliver and perform its obligations under each Transaction Document and to borrow under the Credit Agreement. The Company has taken all necessary corporate action to authorize the borrowings on the terms and conditions of the Credit Agreement, the guarantees of the Guaranteed Obligations and the other Transaction Documents, and to authorize the execution, delivery and performance of the Credit Agreement and each other Transaction Document. No consent or authorization of, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with (i) the borrowings by any Borrower under the Credit Agreement or the guarantee by the Company of the Guaranteed Obligations or (ii) the execution, delivery and performance by any Borrower, or the validity or enforceability against any Borrower, of each Transaction Document.

          4. Each Transaction Document has been duly executed and delivered on behalf of each Borrower. Each Transaction Document constitutes a legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms.

          5. The execution and delivery of each Transaction Document by each Borrower, the performance by each Borrower of its obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by each Borrower with any of the provisions thereof, the borrowings by any Borrower under the Credit Agreement and the use of proceeds thereof, the guarantee by the Company of the Guaranteed Obligations, all as provided therein, (a) will not violate (i) any requirement of law or any regulation or order of any Governmental Authority applicable to any Borrower or
(ii) any Contractual Obligation of any Borrower or any of its Subsidiaries and
(b) will not result in, or require, the creation or imposition of any Lien on any of its or their respective assets or properties pursuant to any such requirement of law (or regulation or order) or Contractual Obligation.

          6. To the best of my knowledge, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against any Borrower or against any of its or their respective properties or revenues (a) with respect to the Credit Agreement or any of the other Transaction Documents or (b) which would constitute a Material Adverse Effect.

          7. None of the Borrowers is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. None of the Borrowers is subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

          8. The use of proceeds of the Loans, as limited by the provisions of the Credit Agreement, does not violate Regulations T, U and X of the Board as in effect from time to time.

          The opinions set forth in the second sentence of paragraph 4 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality and reasonableness and an implied covenant of good faith and fair dealing.

          I am a member of the bar of the State of New York and the opinions expressed herein are based upon and are limited to the laws of such state, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

          This opinion has been rendered solely for your benefit and for the benefit of your permitted assignees pursuant to Section 10.04 of the Credit Agreement in connection with the Credit Agreement and the other Transaction Documents and the transactions contemplated thereby and may not be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without my prior written consent; provided, however, that this opinion may be delivered to your regulators, accountants, attorneys and other professional advisers and may be used in connection with any legal or regulatory proceeding relating to the subject matter of this opinion.

                                        Very truly yours,


                                        ----------------------------------------

JBC/jaa

                                                                     EXHIBIT C-2
                                                             TO CREDIT AGREEMENT

                [FORM OF OPINION OF CAYMAN ISLANDS LOCAL COUNSEL
                         TO THE BORROWING SUBSIDIARIES]

JPMorgan Chase Bank, N.A.
as Administrative Agent
270 Park Avenue
New York, New York 10017

The Lenders, Issuing Banks and other agents party to the Credit Agreement (as defined below)

12 May 2006

Dear Sirs

     Amerada Hess Oil and Gas Holdings Inc. ("AHOGHI") and Amerada Hess International Holdings Limited ("AHIHL" and together with AHOGHI, the "Borrowing Subsidiaries")

     We have acted as counsel as to Cayman Islands law to Hess Corporation ("HC") and the Borrowing Subsidiaries in connection with the Five Year Credit Agreement dated as of December 10, 2004 as amended and restated as of April 26, 2005 (the "Existing Credit Agreement") as amended and restated dated as of May 10, 2006 (the Existing Credit Agreement, as amended and restated, the "Credit Agreement") among HC, Hess Oil Virgin Islands Corporation, the Borrowing Subsidiaries, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities Inc., as sole lead arranger and sole bookrunner and the other agents parties thereto.

1    DOCUMENTS REVIEWED

     We have reviewed originals or copies of executed versions of the following documents (other than the Credit Agreement which is not executed):

1.1 the Certificate of Incorporation and Memorandum and Articles of Association of AHOGHI as registered on 14 September 2000 as amended by way of special resolution passed on 4 February 2002; the Certificate of Incorporation and Memorandum and Articles of Association of AHIHL as adopted on 31 October 2003

1.2 the written resolutions dated [__] May 2006 of the Board of Directors of AHOGHI;

1.3 the written resolutions dated [__] May 2006 of the Board of Directors of AHIHL;

1.4 a Certificate of Good Standing issued by the Registrar of Companies (the "Certificates of Good Standing") with respect to each of the Borrowing Subsidiaries;

1.5 a certificate from a Director of each the Borrowing Subsidiaries, copies of which are annexed hereto (the "Director's Certificates");

1.6  the Existing Credit Agreement;

1.7  the Credit Agreement; and

1.8 any Notes signed by the Borrowing Subsidiaries as contemplated by the Credit Agreement.

     The documents referred to in paragraphs 1.9 - 1.10 above are collectively referred to as the "Transaction Documents".

2    ASSUMPTIONS

     The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Director's Certificates and the Certificates of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1 Copies of documents provided to us are true and complete copies of the originals;

2.2  all signatures, initials and seals are genuine;

2.3 there is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of the State of New York.

3    OPINIONS

     Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1 Each of the Borrowing Subsidiaries has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2 Each of the Borrowing Subsidiaries has full power and authority under its Memorandum and Articles of Association to own, lease and operate its properties and to conduct the business in which it currently engaged and to enter into, execute and perform its obligations under each of the Transaction Documents, including to borrow under the Credit Agreement.

3.3 The execution and delivery of each of the Transaction Documents and the performance by each of the Borrowing Subsidiaries of its obligations thereunder does not conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles of Association of each of the Borrowing Subsidiaries or any law, public rule or regulation applicable to the Borrowing Subsidiaries in the Cayman Islands currently in force.

3.4 The execution, delivery and performance of each of the Transaction Documents, including the borrowings under the Credit Agreement, has been duly authorised by all necessary corporate authorisation on behalf of each of the Borrowing Subsidiaries.

3.5 No authorisations, consents, approvals, licenses, notices to, filings with, validations, exemptions or other acts are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

     3.5.1 the creation, execution or delivery of the Transaction Documents by each of the Borrowing Subsidiaries;

     3.5.2 subject to the payment of nominal stamp duty, enforcement of the Transaction Documents against each of the Borrowing Subsidiaries; or

     3.5.3 the performance by each of the Borrowing Subsidiaries of its respective obligations under any of the Transaction Documents, including the borrowings under the Credit Agreement.

3.6 No taxes, fees or charges (other than nominal stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

     (i)  the execution or delivery of the Transaction Documents;

     (ii) the enforcement of the Transaction Documents; or

     (iii) payments made under, or pursuant to, the Transaction Documents.

     The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

3.7 Based solely on our investigation of the Register of Writs and Other Originating Process in the Cayman Islands from 14 September 2000 there were no actions or petitions pending against the Borrowing Subsidiaries in the courts of the Cayman Islands as at close of business on 8 May 2006.

3.8 Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the State of New York, the courts of the Cayman Islands will recognise a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

          (i)  is given by a competent foreign court;

          (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

          (iii) is final;

          (iv) is not in respect of taxes, a fine or a penalty; and

          (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

3.9 The courts of the Cayman Islands will observe and give effect to the choice of the laws of the State of New York as the governing law of the Transaction Documents.

3.10 The submission by the Borrowing Subsidiaries in the Transaction Documents to the non-exclusive jurisdiction of the courts of the State of New York and of the United States District Court of the Southern District of New York and any appellate court from any thereof is legal, valid and binding on the Borrowing Subsidiaries assuming that the same is true under the governing law of the Transaction Documents.

3.11 The Cayman Islands court has jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment. If the Company becomes insolvent and is made subject to a liquidation proceeding, the Cayman Islands court will require all debts to be proved in a common currency, which is likely to be the "functional currency" of the Company determined in accordance with applicable accounting principles.

3.12 None of the parties to the Transaction Documents (other than the Borrowing Subsidiaries) is or will be deemed to be resident, domiciled or carrying on business in the Cayman Islands solely as a consequence of entering into, delivering, performing or enforcing the Transaction Documents in the Cayman Islands or elsewhere.

3.13 None of the parties to the Transaction Documents (other than the Borrowing Subsidiaries) are required to be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands in order to enforce their rights under, or by reason of the execution or delivery and performance of, any of the Transaction Documents to which they are, respectively, a party.

3.14 It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

3.15 There is no applicable money or interest limitation law in the Cayman Islands which may restrict the recovery of any amount expressed to be payable under or in connection with the Transaction Documents.

4    QUALIFICATIONS

     The opinions expressed above are subject to the following qualifications:

4.1 To maintain each of the Borrowing Subsidiaries in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies.

4.2 In principle a Cayman Islands court will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62.

     We express no view as to the commercial terms of the Transaction Documents or whether such terms represent the intentions of the parties and make no comment with regard to the representations that may be made by the Borrowing Subsidiaries.

     This opinion may be relied upon by the addressees only and permitted assignees pursuant to Section 10.04 of the Credit Agreement. It may not be relied upon by any other person except with our prior written consent.

Yours faithfully


-------------------------------------
MAPLES and CALDER

                                                                     EXHIBIT C-3
                                                             TO CREDIT AGREEMENT

              [FORM OF OPINION OF U.S. VIRGIN ISLANDS LOCAL COUNSEL
                         TO THE BORROWING SUBSIDIARIES]

                                  May 12, 2006

JPMorgan Chase Bank, N.A.,

     as Administrative Agent in respect of a general purpose bank revolving credit facility to Hess Corporation, Amerada Hess Oil and Gas Holdings, Inc., Hess Oil Virgin Islands Corporation and Amerada Hess International Holdings Limited, under the Five-Year Credit Agreement dated as of December 10, 2004, as amended and restated as of May 12, 2006 (the "Credit Agreement")

c/o JPMorgan Chase Bank, N.A.,
   270 Park Avenue
   New York, New York 10017

     Re: The Opinion Documents (as that term is defined herein) DTF File No.
         5421-1

The Lenders, Issuing Banks and other agents party to the Credit Agreement referred to below from time to time

Ladies and Gentlemen:

          We are rendering this opinion to you as special U.S. Virgin Islands counsel to Hess Oil Virgin Islands Corp. ("HOVIC") pursuant to Section 4.03(b) of the Five-Year Agreement dated as of December 10, 2004, as amended and restated as of May 10, 2006 (the "Credit Agreement"), among Hess Corporation, the Lenders Party thereto and Amerada Hess Oil and Gas Holdings Inc., Hess Oil Virgin Islands Corporation and Amerada Hess International Holdings Limited as initial Borrowing Subsidiaries and JPMorgan Chase Bank, N.A. as Administrative Agent for the Lenders. In connection therewith, we have reviewed the following documents:

     (1)  the Credit Agreement;

     (2) the Note(s) in the form attached as Exhibit B to the Credit Agreement (collectively, the "Note");

     (3) the Articles of Incorporation, By-laws of HOVIC and all amendments thereto (the "Charter");

     (4)  the By-laws of HOVIC and all amendments thereto (the "Bylaws"); and

     (5)  the resolutions of HOVIC relating to the foregoing.

          The Credit Agreement and the Note are collectively referred to herein as the "Opinion Documents." Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Credit Agreement.

          We also have examined the original, or copies certified or otherwise identified to our satisfaction, of such (i) certificates and consents or approvals of public officials, (ii) certificates of officers and representatives of HOVIC, and (iii) other records, agreements, instruments and documents, and we have made such other investigations, as we have deemed relevant or necessary.

          We note that the Opinion Documents provide that they will be governed by the laws of the State of New York. We call to your attention that we are not members of the bar of any jurisdiction other than the U.S. Virgin Islands, and, therefore our opinion is strictly limited to the laws of the Territory of the U.S. Virgin Islands and to the federal law of the United States to the extent applicable to the U.S. Virgin Islands, and as to all matters governed by the law of any other jurisdiction, we express no opinion.

          In our examinations, we have assumed: (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies; (b) the due organization, valid existence and good standing of each of the parties thereto (other than HOVIC) under the laws of the jurisdictions in which they are organized; and (c) that each of the parties thereto (other than HOVIC) has the power and authority to execute and deliver the Opinion Documents and to perform its obligations thereunder, and that all such actions have been duly and validly authorized by all necessary proceedings on the part of such parties (other than HOVIC). We have assumed the due execution and delivery, pursuant to due authorization, of the Opinion Documents by the parties thereto (other than HOVIC).

          Whenever our opinion herein with respect to the existence or absence of facts is qualified by the phrase, "to the best of our knowledge" or "known to us" or the like, we mean that, during the course of our representation of HOVIC, we have made inquiry of the officers of HOVIC who by virtue of their position, would have reason to know of such facts, and no information has come to our attention which has given us actual knowledge of the existence of facts to the contrary. In addition, we have relied, as to matters of fact, upon the representations and certificates of public officials and the representations made in the Opinion Documents. We have not, however, in rendering this opinion, undertaken any other independent investigation to determine the existence or absence of such facts, but have relied upon the representations as described above, which we have no reason to believe are inaccurate, and the matters within our files. Further be advised that the phrases "we", "us" and "our" and the like are intended to identify only the attorneys of this firm who have given substantive attention to this matter in representing HOVIC.

          Our opinion with respect to the enforceability of the Opinion Documents assumes that any party seeking to enforce such instrument(s) will do so in good faith, and is further subject to the following exceptions, qualifications and limitations: (a) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now existing or hereafter enacted relating to or affecting the enforcement of creditors' and/or secured parties' rights generally; (b) limitations based on general principles of equity (regardless of whether such enforceability is considered a proceeding in equity or at law); (c) limitations based on public policy limiting a party's right to waive the benefit of statutory or common law provisions; (d) the phrase "enforceable in accordance with its terms" may not include the availability of the remedy of specific performance, the remedy of injunctive relief or the appointment of a receiver as a matter of right, as such matters are subject to the discretion of the court before which any proceeding therefor may be brought; and (e) we express no opinion as to the enforceability of any provision of the Opinion Documents (1) restricting access to legal or equitable remedies, (2) providing for non-judicial foreclosure, prejudgment remedies, self-help remedies, liquidated damages or penalties (including, but not limited to, prepayment fees that are deemed penalties), or the concurrent pursuit of alternative remedies, (3) purporting to grant exclusive jurisdiction in any court, (4) purporting to waive personal service in connection with any judicial process, (5) purporting to waive trial by jury, and (6) purporting to establish by agreement between the parties, the time at which and the circumstances pursuant to which a party is entitled to have a judgment entered in connection with any judicial process; except that it is our opinion that the application of the limitations and qualifications expressed in (c), (d) and (e) above will not preclude the judicial enforcement of the obligation of any party to perform under the Opinion Documents and will not materially interfere with the practical realization of the benefits intended to be provided to any party by the Opinion Documents, except for the economic consequences of any procedural delay that may result from application of the above-referenced limitations and restrictions on the enforceability of the Opinion Documents.

          In rendering our opinion with respect to the due authorization, execution and delivery of the Opinion Documents we specifically have relied on the Certificate of HOVIC's Assistant Secretary, attached hereto as Exhibit A.

          Based upon, and subject to the foregoing, and any other qualifications set forth herein, we are of the opinion that:

          1. HOVIC has been duly organized, is validly existing and in good standing under the laws of the U.S. Virgin Islands and has all corporate power and authority necessary to own its property and carry on its business as presently conducted. As of the date hereof, HOVIC is a Consolidated Subsidiary of Hess Corporation.

          2. HOVIC has all corporate power and authority necessary to execute, deliver and incur its obligations under the Opinion Documents and to perform its obligations in relation thereto.

          3. The Opinion Documents have been duly authorized, executed and delivered by or on behalf of HOVIC.

          4. The performance of HOVIC's obligations contemplated by the Opinion Documents will not conflict with, or result in the breach of, or constitute a default under, (i) the

Charter or the Bylaws; (ii) any law in the U.S. Virgin Islands; (iii) to the best of our knowledge, any writ, injunction, or decree of any governmental authority applicable to HOVIC; or (iv) to the best of our knowledge, any contractual restriction binding on or affecting HOVIC.

          5. Assuming that the Opinion Documents are a valid and legally binding obligation of each party thereto (other than HOVIC), the Opinion Documents constitute the valid and legally binding obligation of HOVIC, enforceable against HOVIC in accordance with their terms.

          6. To the best of our knowledge, (i) there is no action, suit or proceeding before or by any U.S. Virgin Islands court, arbitrator or governmental agency, body or official, now pending, to which HOVIC is a party to or to which the business, assets or property of HOVIC is subject and (ii) there is no such action, suit or proceeding threatened to which HOVIC or the business, assets or property of HOVIC would be subject, that in the case of either (i) or
(ii), could reasonably be expected to materially adversely affect the validity of the Opinion Documents.

          7. No consent, approval, authorization, order, filing, registration or qualification of or with, any Federal or U.S. Virgin Islands governmental agency or body is required in connection with the execution, delivery and performance by HOVIC of its borrowing and obligations under the Opinion Documents.

          8. In any action or proceeding in the Territory of the U.S. Virgin Islands arising out of or relating to the Opinion Documents purporting to be governed (in whole or in part) by the laws of the State of New York, the provisions of the Opinion Documents wherein the parties thereto agree that such Opinion Documents shall be governed by, and be construed in accordance with, the laws of the State of New York, would be recognized and given effect by the courts of the U.S. Virgin Islands. This opinion is qualified in that the courts of the U.S. Virgin Islands, and the courts of the United States of America sitting in the U.S. Virgin Islands and applying the principles of conflicts of laws applied by the courts of the U.S. Virgin Islands, may apply laws other than the internal laws of New York insofar as the rights or obligations under the Opinion Documents of any party thereto may be affected by:

          (i) due organization or existence of each such party, the corporate or equivalent power of such party to enter into, execute, deliver or perform such documents, the due authorization of the entry into, execution, delivery and performance of such document by all necessary corporate or equivalent action on the part of such party, and similar matters governed by the laws of the jurisdiction of such party's organization;

          (ii) procedural laws and rules of the U.S. Virgin Islands, and related matters (including, without limitation, statutes and rules with respect to personal or subject matter jurisdiction, service of process, necessary parties, prior exhaustion of remedies as against principals, rights of subrogation, rights of guarantors, evidence, limitations of action, venue, joinder of parties, matters of due process of law, and similar matters);

          (iii) internal laws of the U.S. Virgin Islands, judicial decisions and general principles of equity affecting the availability of remedies or of equitable relief, including, without limitation, specific performance or equitable remedies;

          (iv) fraudulent transfer laws and fraudulent conveyance laws of the U.S. Virgin Islands or of other jurisdictions;

          (v)  federal laws of the United States of America; or

          (vi) internal laws and judicial decisions of the U.S. Virgin Islands applicable to real property (or interests therein) located in the U.S. Virgin Islands, including, without limitation, those affecting the creation, perfection, priority and enforcement of liens and security interests, title to real property, the creation, reservation, transfer and termination of interests or estates in real property, and enforcement of agreements relating to real property and the measure of damages for a breach of any such agreement.

     In rendering the foregoing opinion with respect to the choice of New York law provisions contained in the Opinion Documents, we have relied upon the following:

          (i) that numerous and substantial communications directly between the parties to the Opinion Documents took place or originated or were received in New York;

          (ii) that substantial negotiations relating to the Opinion Documents took place in New York or pursuant to interstate communications with parties located in New York;

          (iii) that the Opinion Documents were executed, delivered and accepted in New York, and the closing of the transactions contemplated in the Opinion Documents will take place in New York;

          (iv) that payments pursuant to the Opinion Documents will be received in New York; and

          (v) that the Administrative Agent maintains a place of business in New York and is duly incorporated or qualified to do business and is validly existing and in good standing in New York.

          9. The U. S. Virgin Islands has adopted the Uniform Enforcement of Foreign Judgments Act at 5 Virgin Islands Code Section 551 et seq. (the "Foreign Judgments Act") so that by filing a copy of any foreign judgment, as defined in
Section 552 and 553 of the Foreign Judgments Act, in the Office of the Superior Court of the U.S. Virgin Islands, such judgment shall be treated in the same manner as a judgment of the Superior Court of the U.S. Virgin Islands, subject to the provisions and limitations set forth in the Foreign Judgments Act.

          10. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Opinion Documents that any document be filed, recorded or enrolled with any governmental authority or agency of the Government of the U.S. Virgin Islands. With respect to the enforceability of the Opinion Documents, we express no opinion with respect to the efficacy, priority or perfection of any lien purportedly grounded in or based upon such documents or any of them.

          This opinion speaks only as of the date hereof and we disclaim any obligation to advise you of any change in this opinion after the date hereof. This opinion is given solely for your benefit and the benefit of your counsel, and may not be relied upon by any other person or entity, except for any assignee, successor or participant to the Credit Agreement.

                                        Very truly yours,

                                        Dudley, Topper and Feuerzeig, LLC


                                        By:
                                            ------------------------------------
                                            George H.T. Dudley, Esq.

                                                                       EXHIBIT D
                                                             TO CREDIT AGREEMENT

                             [LETTERHEAD OF COMPANY]

                                     FORM OF
                              NOTICE OF LC ACTIVITY

                                                Certificate Date: ______ _, ____

HESS CORPORATION,
as the Company
1185 Avenue of the Americas
New York, New York 10036
Facsimile: (212) 536-8617

Attention: Treasurer

JPMorgan Chase Bank, N.A.,
as the Administrative Agent
Loan & Agency Department
1111 Fannin
Houston, TX 77002
Facsimile: (713) 427-6307

Attention: Claudette Reid

          Re: HESS CORPORATION -- NOTICE OF LC ACTIVITY

Ladies and Gentlemen:

          This Notice of LC Activity is delivered to you pursuant to Section 2.05(b) of the Five-Year Credit Agreement dated as of December 10, 2004, as amended and restated as of May [__], 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among HESS CORPORATION, a Delaware corporation (the "Company"), Borrowing Subsidiaries party thereto, the financial institutions from time to time parties thereto as lenders (each individually referred to therein as a "Lender" and, collectively, as the "Lenders"), the Issuing Banks from time to time party thereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent. Unless otherwise defined herein, terms used herein have the meanings provided in the Credit Agreement.

          The Issuing Bank hereby gives you notice pursuant to Section 2.05(b) of the Credit Agreement, that the Issuing Bank [issued] [amended] [renewed] [extended] a Letter of Credit pursuant to a Notice of LC Request from [the Company][name of Borrowing Subsidiary]. A copy of such Letter of Credit [(as so [amended] [renewed] [extended])] is attached hereto as Exhibit A. The beneficiary of such Letter of Credit is __________. The stated amount of such Letter of Credit is $_________. Such Letter of Credit was issued on __________ [and the [amendment] [renewal] [extension] thereof became effective on _________________]. As of the date hereof, $___________ of such Letter of Credit has been drawn on. The expiration date of such Letter of Credit is ___________ ___, _____. [Issuing Bank to add any other information with respect to the amendment, renewal, extension or expiry of, or drawing under, such Letter of Credit as the Administrative Agent may reasonably request.]


                                        _______________________________________,
                                        as Issuing Bank,


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    Exhibit A

                         [See Attached Letter of Credit]

                                                                       EXHIBIT E
                                                             TO CREDIT AGREEMENT

                             [LETTERHEAD OF COMPANY]

                                     FORM OF
                              NOTICE OF LC REQUEST

                                                Certificate Date: ______ _, ____

_________________________,
as the Issuing Bank
_________________________
_________________________
Facsimile:_______________

Attention:_______________

JPMorgan Chase Bank, N.A.,
as the Administrative Agent
Loan & Agency Department
1111 Fannin
Houston, TX 77002
Facsimile: (713) 427-6307

Attention: Claudette Reid

          Re: HESS CORPORATION -- NOTICE OF LC REQUEST

Ladies and Gentlemen:

          This Notice of LC Request is delivered to __________, as an issuing bank (the "Issuing Bank"), pursuant to Section 2.05(b) of the Five-Year Credit Agreement dated as of December 10, 2004, as amended and restated as of May [], 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among HESS CORPORATION, a Delaware corporation (the "Company"), Borrowing Subsidiaries party thereto, the financial institutions from time to time parties thereto as lenders (each individually referred to therein as a "Lender" and, collectively, as the "Lenders"), the Issuing Banks from time to time party thereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

          1. [We request that a Letter of Credit (the "Letter of Credit") be issued as provided herein. The amount of the Letter of Credit is $_____________. After giving effect to the issuance of the Letter of Credit, the stated amount of all Letters of Credit issued by the Issuing Bank does not exceed the LC Commitment of the Issuing Bank (unless otherwise agreed by the Issuing Bank) and the Total Exposures of all Lenders does not exceed the aggregate Commitments.] [We request that the [identify Letter of Credit] (the "Letter of Credit") be [amended] [renewed] [extended] as provided herein. After giving effect to the [amendment] [renewal] [extension] of the Letter of Credit, the portion of the LC Exposure attributable to the Letters of Credit issued by the Issuing Bank does not exceed the LC Commitment of the Issuing Bank (unless otherwise agreed by the Issuing Bank) and the Total Exposures of all Lenders do not exceed the aggregate Commitments.]

          2. The proposed date of the requested [issuance] [amendment] [renewal] [extension] of the Letter of Credit is __________ __, ____ (which is a Business
Day).

          3. The expiration date of the Letter of Credit is____________ __, ______.(3)

          4. [Company/Borrowing Subsidiary to add any other description necessary to prepare, amend, renew or extend the Letter of Credit (including amount of Letter of Credit, beneficiary thereof, drawing conditions, etc.).]

          The undersigned Financial Officer of the Company certifies that each of the conditions precedent to the proposed issuance set forth in Section 4.02 of the Credit Agreement has been satisfied.

          The Company [and [name of Borrowing Subsidiary]] has caused this Notice of LC Request to be executed and delivered by a Financial Officer of the Company [and [name of Borrowing Subsidiary]] this ___ day of __________, _____.

                                        HESS CORPORATION


                                        by
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [NAME OF BORROWING SUBSIDIARY]


                                        by
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:]
                                                --------------------------------

----------
(3) Insert date which is at or prior to the close of business on the date that is thirty days prior to the Maturity Date.

                                                                     EXHIBIT F-1
                                                             TO CREDIT AGREEMENT

                                    [FORM OF]

               BORROWING SUBSIDIARY AGREEMENT dated as of [___________], among HESS CORPORATION, a Delaware corporation (the "Company"), [Name of Borrowing Subsidiary], a [__________] corporation (the "New Borrowing Subsidiary"), and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the "Administrative Agent").

          Reference is made to the Five-Year Credit Agreement dated as of December 10, 2004, as amended and restated as of May [__], 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Company, Borrowing Subsidiaries party thereto, the financial institutions from time to time parties thereto as lenders (each individually referred to therein as a "Lender" and, collectively, as the "Lenders"), the Issuing Banks from time to time party thereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

          Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to, and issue Letters of Credit for the account of, the Company and the Borrowing Subsidiaries. The Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Borrowing Subsidiary under the Credit Agreement. The Company and the New Borrowing Subsidiary represent that the New Borrowing Subsidiary is a wholly owned Subsidiary incorporated or organized, as applicable, under the laws of [__________]. The Company represents that the representations and warranties of the Company in the Credit Agreement are true and correct in all material respects on and as of the date hereof after giving effect to this Agreement. The Company agrees that the Guarantee of the Company contained in the Credit Agreement will apply to the Guaranteed Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a "Borrowing Subsidiary" for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement, and will be liable for the observance and performance of all of the obligations of a Borrowing Subsidiary under the Credit Agreement (including as a Borrower thereunder) to the same extent as if it had been one of the original parties to the Credit Agreement, including, without limitation, Section 10.03 thereof.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

                                        HESS CORPORATION,


                                        by
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [NAME OF NEW BORROWING SUBSIDIARY],


                                        by
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        JPMORGAN CHASE BANK, N.A., as
                                        Administrative Agent and Issuing Bank,


                                        by
                                           -----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                     EXHIBIT F-2
                                                             TO CREDIT AGREEMENT

                                    [FORM OF]
                        BORROWING SUBSIDIARY TERMINATION

JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below
Loan & Agency Department
1111 Fannin
Houston, TX 77002

Facsimile: (713) 427-6307

Attn: Claudette Reid

                                                                          [Date]

Ladies and Gentlemen:

          The undersigned, Hess Corporation, a Delaware corporation (the "Company"), refers to the Five-Year Credit Agreement dated as of December 10, 2004, as amended and restated as of May [__], 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Company, Borrowing Subsidiaries party thereto, the financial institutions from time to time parties thereto as lenders (each individually referred to therein as a "Lender" and, collectively, as the "Lenders"), the Issuing Banks from time to time party thereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

          The Company hereby terminates the status of [__________] (the "Terminated Borrowing Subsidiary") as a Borrowing Subsidiary under the Credit Agreement. The Company represents and warrants that no Loans made to, or Letters of Credit issued for the account of, the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees or in respect of Letters of Credit (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the termination of the status of [__________] as a Borrowing Subsidiary under the Credit Agreement, the Company agrees that nothing shall affect its obligations under Article IX of the Credit Agreement with respect to any Guaranteed Obligations incurred prior to the date hereof or any obligations that survive the repayment in full of the Loans, the expiration or termination of the Commitments or the termination of the Credit Agreement, as provided in
Section 10.05 of the Credit Agreement.

                                        Very truly yours,

                                        HESS CORPORATION,


                                        by
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                             EXHIBIT G
                                                             TO CREDIT AGREEMENT

                                    [FORM OF]

               GUARANTEED BORROWING SUBSIDIARY AGREEMENT dated as of [__________], 20__, among HESS CORPORATION, a Delaware corporation (the "Company"), AMERADA HESS INTERNATIONAL HOLDINGS LIMITED, a Cayman Island exempted company incorporated with limited liability (the "New Guaranteed Borrowing Subsidiary"), and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the "Administrative Agent").

          Reference is made to the Five-Year Credit Agreement dated as of December 10, 2004, as amended and restated as of May [__], 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Company, Borrowing Subsidiaries party thereto, the financial institutions from time to time parties thereto as lenders (each individually referred to therein as a "Lender" and, collectively, as the "Lenders"), the Issuing Banks from time to time party thereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

          Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to, and issue Letters of Credit for the account of, the Company and the Borrowing Subsidiaries. The Company and the New Guaranteed Borrowing Subsidiary desire that the New Guaranteed Borrowing Subsidiary become a Guaranteed Borrowing Subsidiary pursuant to Section 10.14 of the Credit Agreement. The Company and the New Guaranteed Borrowing Subsidiary represent that the New Guaranteed Borrowing Subsidiary is a wholly owned Subsidiary incorporated or organized, as applicable, under the laws of the Cayman Islands. The Company represents that the representations and warranties of the Company in the Credit Agreement are true and correct in all material respects on and as of the date hereof after giving effect to this Agreement. The Company agrees that the Guarantee of the Company contained in the Credit Agreement will apply to the Guaranteed Obligations of the New Guaranteed Borrowing Subsidiary. Upon execution of this Agreement by each of the Company, the New Guaranteed Borrowing Subsidiary and the Administrative Agent, the New Guaranteed Borrowing Subsidiary shall constitute a "Guaranteed Borrowing Subsidiary" under the Credit Agreement for all purposes thereof, and the New Guaranteed Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement applicable to a Guaranteed Borrowing Subsidiary, and will be liable for the observance and performance of all of the obligations of a Guaranteed Borrowing Subsidiary under the Credit Agreement (including as a Borrower thereunder) to the same extent as if it had been an original Guaranteed Borrowing Subsidiary under the Credit Agreement, including, without limitation, Section 10.03 thereof.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

                                        HESS CORPORATION,


                                        by
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        AMERADA HESS INTERNATIONAL HOLDINGS
                                        LIMITED,


                                        by
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        JPMORGAN CHASE BANK, N.A., as
                                        Administrative Agent and Issuing Bank,


                                        by
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------